                                                                   Exhibit 10.13



                           NEXTERA ENTERPRISES, L.L.C

                                   as Nextera




                                       and

                             SIBSON ACQUISITION, CO.

                                as Canadian Buyer




                                       and

                        THE HOLDERS OF ALL OF THE SHARES
                              OF SIBSON CANADA INC.

                             as the SC Shareholders









                            SHARE PURCHASE AGREEMENT

                                 AUGUST 31, 1998






                                STIKEMAN, ELLIOTT

                                TABLE OF CONTENTS


                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1       Defined Terms................................................1
Section 1.2       Other Defined Terms..........................................7

                                    ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

Section 2.1       Pre-Closing Steps............................................9
Section 2.2       Purchase of Purchased Shares................................11
Section 2.3       Purchase Price of Purchased Shares..........................12
Section 2.4       Satisfaction of Purchase Price..............................12

                                    ARTICLE 3
                                     CLOSING

Section 3.1       Closing.....................................................12
Section 3.2       Closing Procedures..........................................12

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF THE SC SHAREHOLDERS

Section 4.1       Organization and Qualification of SC Holdco.................13
Section 4.2       Capitalization; Beneficial Ownership of SC Holdco...........13
Section 4.3       Activities of SC Holdco.....................................13
Section 4.4       Organization and Qualification of Sibson Canada.............13
Section 4.5       Capitalization; Beneficial Ownership of Sibson Canada.......14
Section 4.6       Subsidiaries of Sibson Canada...............................14
Section 4.7       Authority...................................................14
Section 4.8       Canadian Assets.............................................15
Section 4.9       Real Property...............................................15
Section 4.10        Financial Statements......................................17
Section 4.11        Absence of Certain Changes or Events......................18
Section 4.12        Contracts and Commitments.................................20
Section 4.13        Permits...................................................22
Section 4.14        Litigation................................................22
Section 4.15        Compliance with Law.......................................23
Section 4.16        Ordinary Course...........................................23
Section 4.17        Officers and Compensation.................................23
Section 4.18        Employees; Labour Matters.................................23
Section 4.19        Banking Relations.........................................24
Section 4.20        No Brokers................................................24
Section 4.21        No Other Agreements to Sell the Purchased Shares..........24
Section 4.22        Clients...................................................24
Section 4.23        Backlog...................................................25

                                      (i)

Section 4.24        Proprietary Rights........................................25
Section 4.25        Taxes.....................................................25
Section 4.26        Employee Benefit Programs.................................27
Section 4.27        Insurance.................................................29
Section 4.28        Accounts Receivable.......................................30
Section 4.29        [Intentionally deleted.]..................................30
Section 4.30        Environmental Matters.....................................30
Section 4.31        Warranty or Other Claims..................................31
Section 4.32        Records; Copies of Documents..............................31
Section 4.33        Powers of Attorney........................................32
Section 4.34        Disclosure................................................32
Section 4.35        Offshore Investment Representations.......................32
Section 4.36        Amounts Owing to SC Shareholders..........................36

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF NEXTERA AND
                                 CANADIAN BUYER

Section 5.1       Organization................................................36
Section 5.2       Authority...................................................37
Section 5.3       Litigation..................................................38
Section 5.4       No Brokers..................................................39
Section 5.5       Membership Interests of Nextera.............................39
Section 5.6       Operating Agreement.........................................39
Section 5.7       Financial Statements........................................39
Section 5.8       Taxes.......................................................41
Section 5.9       Absence of Certain Changes or Events........................42
Section 5.10        [Intentionally Deleted]...................................43
Section 5.11        Compliance with Laws......................................43
Section 5.12        Proprietary Rights........................................43

                                    ARTICLE 6
                                    COVENANTS

Section 6.1       Further Assurances..........................................44
Section 6.2       Exchangeable Documentation..................................45
Section 6.3       Conduct of Business.........................................45
Section 6.4       No Solicitation of Other Offers.............................47
Section 6.5       Notification of Certain Matters.............................47
Section 6.6       Option Pool.................................................48
Section 6.7       Additional Units............................................49
Section 6.8       Conduct of the Business Following the Closing...............49
Section 6.9       Preservation of Confidentiality.............................49
Section 6.10        Activities of Canadian Buyer..............................50
Section 6.11        Investment Canada Act.....................................50
Section 6.12        Annual Incentive Plan.....................................50

                                      (ii)

                                    ARTICLE 7
                   CONDITIONS TO SC SHAREHOLDERS' OBLIGATIONS

Section 7.1       Representations, Warranties and Covenants of Nextera
                    and Canadian Buyer........................................50
Section 7.2       No Actions or Court Orders..................................50
Section 7.3       Completion of Transactions under the U.S. Purchase
                    Agreement.................................................51
Section 7.4       Consents....................................................51
Section 7.5       Material Changes............................................51
Section 7.6       Approval of SC Shareholder's Counsel........................51
Section 7.7       Opinions of Counsel.........................................51
Section 7.8       Escrow Agreement............................................52
Section 7.9       Employment Agreements.......................................52
Section 7.10        Corporate Documents.......................................52
Section 7.11        Operating Agreement of Nextera............................52
Section 7.12        Operating Agreement of SC Amalco..........................52
Section 7.13        Exchangeable Documentation................................52
Section 7.14        Equity Participation Plan.................................52
Section 7.15        Annual Incentive Plan.....................................52
Section 7.16        Share Exchange Agreement..................................53
Section 7.17        Shareholders Loans........................................53

                                    ARTICLE 8
            CONDITIONS TO CANADIAN BUYER'S AND NEXTERA'S OBLIGATIONS

Section 8.1       Representations, Warranties and Covenants...................53
Section 8.2       Consents; Regulatory Compliance and Approval................53
Section 8.3       No Actions or Court Orders..................................53
Section 8.4       Approval of Canadian Buyer's Counsel........................54
Section 8.5       Approval of Nextera's Counsel...............................54
Section 8.6       Opinions....................................................54
Section 8.7       Material Changes............................................54
Section 8.8       Corporate Documents.........................................54
Section 8.9       Permits.....................................................55
Section 8.10        Escrow Agreement..........................................55
Section 8.11        Employment Agreements.....................................55
Section 8.12        Third-Party Financing.....................................55
Section 8.13        Pre-Closing Steps.........................................55
Section 8.14        Exchangeable Documentation................................55
Section 8.15        Share Exchange Agreement..................................55

                                    ARTICLE 9
                                 INDEMNIFICATION

Section 9.1       Indemnification by the Selling Parties......................55
Section 9.2       Limitations on Indemnification by the SC Shareholders.......56
Section 9.3       Indemnification by Nextera and Canadian Buyer...............58
Section 9.4       Limitation on Indemnification by Nextera and Canadian Buyer.58
Section 9.5       Notice; Defense of Claims...................................58

                                     (iii)

Section 9.6       Satisfaction of SC Shareholders Indemnification Obligations.59
Section 9.7       Use of Nextera Class A Units................................59
Section 9.8       Exclusive Remedy............................................60
Section 9.9       Indemnity...................................................60

                                   ARTICLE 10
                   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

Section 10.1        Termination...............................................60
Section 10.2        Effect of Termination.....................................60

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1        Fees and Expenses.........................................61
Section 11.2        Governing Law.............................................61
Section 11.3        Notices...................................................61
Section 11.4        Entire Agreement..........................................63
Section 11.5        Assignability; Binding Effect.............................63
Section 11.6        Captions and Gender.......................................64
Section 11.7        Execution in Counterparts.................................64
Section 11.8        Amendments................................................64
Section 11.9        Publicity and Disclosures.................................64
Section 11.10       Specific Performance......................................64
Section 11.11       U.S. Currency.............................................65

                         LIST OF EXHIBITS AND SCHEDULES

                                      (iv)

                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement, dated as of August 31, 1998, is by and among NEXTERA ENTERPRISES, L.L.C., a Delaware limited liability company ("NEXTERA"), SIBSON ACQUISITION, CO., a newly formed Nova Scotia unlimited liability company ("CANADIAN BUYER") and an indirect wholly owned subsidiary of Nextera and the holders, directly or indirectly, of all of the issued and outstanding shares of SIBSON CANADA INC. ("SIBSON CANADA") identified on Exhibit A hereto as such (collectively, the "SC SHAREHOLDERS").

RECITALS:

         (a) Pursuant to the Asset Purchase Agreement of even date herewith (the "U.S. Purchase Agreement") among SC/NE, LLC ("Buyer"), Nextera, Sibson & Company, L.P. ("Seller"), Sibson & Company, Inc., SC2, Inc. and the Shareholders (as such term is defined in the U.S. Purchase Agreement), the parties thereto agreed that contemporaneously with the transactions contemplated under the U.S. Purchase Agreement all of the issued and outstanding shares of Sibson Canada would be sold to Nextera or a direct or indirect wholly-owned subsidiary of Nextera;

         (b) The SC Shareholders own of record and beneficially directly or indirectly all of the issued and outstanding shares in the capital of Sibson Canada and desire to sell all of such shares to the Canadian Buyer upon the terms and subject to the conditions of this Agreement; and

         (c) The Canadian Buyer is an indirect wholly-owned subsidiary of Nextera;

         In consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS



SECTION 1.1         DEFINED TERMS.

         As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference:

         "ACTION" shall mean any action, claim, suit, litigation, proceeding, arbitral action, governmental audit, criminal prosecution, governmental investigation or unfair labour practice charge or complaint.

         "AFFILIATE" shall have the meaning set forth in the Business Corporations Act (Ontario), as amended, and the rules and regulations thereunder.

         "BOOKS AND RECORDS" shall mean, (a) all records and lists of Sibson Canada pertaining to Sibson Canada, the Canadian Business and the Canadian Assets, (b) all records and lists pertaining to the Canadian Business, or personnel of Sibson Canada, (c) all product, business and marketing plans of Sibson Canada and (d) all books, ledgers, files, reports, plans, tax returns, drawings and operating records of every kind maintained by Sibson Canada, including the originals of Sibson Canada's minute books.

         "BUSINESS DAY" shall mean any day of the year, other than a Saturday, Sunday or any day on which banks are authorized or required to close in Toronto, Ontario.

         "BUYER OPERATING AGREEMENT" shall mean the Limited Liability Company Agreement of SC/NE, LLC dated as of August 31, 1998, a true and correct copy of which is attached as Exhibit F.

         "CANADIAN ASSETS" shall mean all of Sibson Canada's right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and wherever located and constituting, or used or useful in connection with, or related to, the Canadian Business or in which Sibson Canada has any interest, including without limitation all of Sibson Canada's right, title and interest in the following: all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Sibson Canada; all cash and cash equivalents held by Sibson Canada; all equity interests in other entities held by Sibson Canada; all Contract Rights; all Leases; all Owned Real Property, if any; all Leasehold Estates; all Leasehold Improvements; all Fixtures and Equipment; all Inventory; all Books and Records; all Proprietary Rights relating to the Canadian Business; all Permits, all Insurance Policies; all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Canadian Business; all rights under or pursuant to all warranties, representations and guarantees made by in connection with the Canadian Assets or services furnished to Sibson Canada pertaining to the Canadian Business or affecting the Canadian Assets; all deposits and prepaid expenses of Sibson Canada; all claims, causes of action, causes in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with service performed or products delivered by Sibson Canada on or prior to the Closing Date; and the goodwill of Sibson Canada and the Canadian Business.

         "CANADIAN BUSINESS" shall mean all of Sibson Canada's current operations, wherever carried on, including its business of management and human resources consulting.

         "CLOSING DATE" shall mean August 31, 1998, or such other date as Canadian Buyer and SC Shareholders shall mutually agree upon in writing.

          "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation or commitment to which Sibson Canada is a party or is bound and which relates to the Canadian Business or the Canadian Assets, whether oral or written, but excluding all Leases.

         "CONTRACT RIGHTS" shall mean all of Sibson Canada's rights and obligations under the Contracts including, without limitation, those Contracts listed on Schedule 4.9 and Schedule 4.12.

         "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

         "COURT ORDER" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, provincial or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

         "DAMAGES" shall mean damages, Liabilities, losses, Taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) but excluding consequential or special damages.

         "DEFAULT" shall mean (1) a breach of or default under any Contract or Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

         "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by the Canadian Shareholders to Canadian Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified or the context otherwise requires, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

         "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement or other similar right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "ESCROW AGENT" shall have the meaning assigned to such term in the Escrow Agreement attached hereto as Exhibit B.

         "EXCHANGEABLE SHARES" shall mean the exchangeable preference shares in the capital of the Canadian Buyer having attached thereto the rights, privileges, restrictions and conditions set forth in Exhibit O.

         "FACILITY LEASES" shall mean all of the leases described on Schedule
         4.9.

         "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, spare parts, supplies, equipment and other tangible personal property owned by Sibson Canada and used in connection with the Canadian Business, wherever located and including any such Fixtures and Equipment in the possession of any of Sibson Canada's, including all warranty rights with respect thereto.

         "FORMER FACILITY" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by Sibson Canada at any time prior to the date hereof.

         "GAAP" shall mean generally accepted accounting principles.

         "INSURANCE POLICIES" shall mean the insurance policies related to Sibson Canada, the Canadian Assets and the Canadian Business listed on
         Schedule 4.27.

         "INVENTORY" shall mean all of Sibson Canada's inventory held for resale and all of Sibson Canada's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Canadian Business, in each case wherever the same may be located.

         "KNOWLEDGE OF NEXTERA" shall mean the actual knowledge of any member of the Board of Directors, the Manager, or the Chief Financial Officer of Nextera or that which could be learned by any such individual upon reasonable investigation.

         "KNOWLEDGE OF SC SHAREHOLDERS" shall mean the actual knowledge of Paul Britton, David Rainville, Michael Hogan and Michael McInerney or that which could be learned by any such individual upon reasonable investigation.

         "LEASED REAL PROPERTY" shall mean all leased plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Schedule 4.9 attached hereto.

         "LEASEHOLD ESTATES" shall mean all of Sibson Canada's rights and obligations as lessee under the Leases.

         "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Sibson Canada.

         "LEASES" shall mean all of the existing leases with respect to the personal or real property of Sibson Canada, including, without limitation, those leases listed on Schedule 4.9 and/or Schedule 4.12.

         "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to Sibson Canada, the Canadian Business or the Canadian Assets, any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of Sibson Canada, the Canadian Business and/or the Canadian Assets taken as a whole or on the ability of the SC Shareholders to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE." "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to Nextera any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of Nextera and its Subsidiaries taken as a whole or on the ability of Nextera to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE."

         "NEXTERA CLASS A UNITS" shall mean the Class A Common Units of Nextera representing membership interests in Nextera.

         "NEXTERA DISCLOSURE SCHEDULE" shall mean a schedule and letters executed and delivered by Nextera and Buyer to the Selling Parties as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by this Agreement. Unless otherwise specified or the context otherwise requires, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Nextera Disclosure Schedule.

         "NEXTERA OPERATING AGREEMENT" shall mean the Second Amended and Restated Limited Liability Company Agreement of Nextera Enterprises, L.L.C. dated as of May 1, 1998, as amended, a true and correct copy of which is attached as Exhibit G hereto.

         "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase shall mean the ordinary course of the Canadian Business and consistent with Sibson Canada's past practice.

         "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, provincial or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Canadian Business.

         "PERMITTED LIEN" shall mean: (i) materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, (ii) liens for current taxes not yet due or any taxes being contested in good faith by appropriate proceedings, (iii) liens to secure performance of statutory obligations, (iv) any lien securing any purchase money indebtedness incurred in the ordinary course of business and reflected in Sibson Canada's financial statements and (v) liens of lessors under Leases.

         "PROPRIETARY RIGHTS" shall mean all of Sibson Canada's Copyrights, Trademarks, patents, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights.

         "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, court decisions, agency guidelines, principles of law and orders of any foreign, federal, provincial or local government and any other governmental department or agency, including without limitation all Tax Acts (as defined herein), Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, and occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

         "SC SHAREHOLDERS" shall mean those individuals and entities identified as such on Exhibit A hereto.

         "SUBSIDIARY" shall mean, with respect to Canadian Buyer a subsidiary within the meaning of the Business Corporations Act (Ontario) and, with respect to Nextera shall mean (a) any corporation in an unbroken chain of corporations beginning with Nextera if the corporation other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and, for greater certainty, shall include Canadian Buyer, (b) any partnership in which Nextera is a general partner, (c) any limited liability company in which Nextera is a managing member, or (d) any partnership or limited liability company in which Nextera possesses a 50% or greater interest in the total capital or total income of such partnership and "LLC SUBSIDIARY" shall mean a Subsidiary of Nextera that is a limited liability company.

         "TAX" shall mean all governmental taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, VAT, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign) and shall include any such or other amounts payable to a person pursuant to any Regulation for failing to withhold, deduct and remit to the proper authorities amounts in respect of any such amounts imposed on any other person.

         "TAX ACTS" shall mean the Canadian federal Income Tax Act, the Ontario Income Tax Act and the Ontario Corporations Tax Act.

         "TRADEMARKS" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

SECTION 1.2         OTHER DEFINED TERMS.
         The following terms shall have the meanings defined for such terms in the Sections set forth below:

TERM                                                                SECTION

Amalgamation                                                      2.1(1)(d)
Amalgamation Order                                                2.1(1)(c)
Audited Financial Statements                                            6.8
Base Balance Sheet                                                   4.7(1)
Base Balance Sheet Date                                              4.7(1)
Buyer Indemnified Party                                                 9.1
Buyer Indemnified Parties                                               9.1
Class A Units                                                          4.35
Clients                                                                4.18
Closing                                                                 3.1
Confidential Information                                               6.10
Employee Program                                                4.23(11)(a)
Employment Agreement                                                   8.10
Environmental Law                                                   4.27(5)
Escrow Amount                                                        2.4(b)
Escrow Agreement                                                     2.4(b)
Equity Participation Plan                                               6.6
Exchange Trust Agreement                                                6.3
Facility Lease                                                       4.6(2)
Financial Statements                                                 4.7(1)
Fraud Claims                                                         9.1(a)
General Claims                                                       9.1(e)
Hazardous Material                                                  4.27(5)

Hazardous Waste                                                     4.27(5)
Individual Claims                                                    9.1(f)

        TERM                                                      SECTION
        ----                                                      -------
Individual Fraud Claims                                                 9.1
Individual General Claims                                            9.1(f)
Interim Financial Statements                                            6.8
Leased Real Property                                                 4.6(2)
Material Contracts                                                   4.9(1)
NS Act                                                            2.1(1)(a)
Newco                                                                  4.35
Newco Class A Stock                                                    4.35
Nextera Balance Sheet                                                5.7(1)
Nextera Financial Statements                                         5.7(1)
Ownership Claims                                                     9.1(b)
Principals                                                              7.9
Pro Forma Financial Statements                                       5.7(3)
Purchased Shares                                                        2.2
Restricted Period                                                      4.35
SC Amalco                                                         2.1(1)(d)
SC Holdco                                                         2.1(1)(a)
SC Unlimco                                                        2.1(1)(b)
Securities                                                          4.35(d)
SC Shareholders Indemnified Party                                       9.3
Share Exchange Agreement                                               7.16
Sibson Canada                                                       4.27(5)
Sigma Consulting                                                     5.1(5)
Support Agreement                                                       6.3
Tax Claims                                                           9.1(c)
Tax Returns                                                         4.22(a)



                                                     ARTICLE 2
                                       PURCHASE AND SALE OF PURCHASED SHARES

SECTION 2.1         PRE-CLOSING STEPS.

(1) As soon as practicable after the date hereof, but in any event prior to the Closing Date, the parties hereto shall have caused the following actions to have occurred (the "Pre-Closing Steps"):

         (a) Sibson Canada and 1053861 Ontario Limited ("SC HOLDCO") shall each be continued under the Companies Act (Nova Scotia) ("NS ACT") as a limited liability company;

         (b) An unlimited liability company ("SC UNLIMCO") shall be incorporated under the NS Act as a wholly-owned subsidiary of Sibson Canada and the parties hereby agree that SC Unlimco will have no assets or liabilities nor will it carry on any business on or prior to closing and the parties hereby understand and agree that the Representations and Warranties are based on that assumption;

         (c) Immediately following the continuance and incorporation described above, an order of the Supreme Court of Nova Scotia shall have been applied for and obtained under Section 134 of the NS Act (the "AMALGAMATION ORDER"), approving the amalgamation of Sibson Canada, SC Holdco and SC Unlimco to form an unlimited liability company under the name "SIBSON CANADA CO"; and

         (d) As the first step of Closing and prior to the acquisition contemplated in Section 2.2 hereof, Sibson Canada, SC Holdco and SC Unlimco will be amalgamated (the "AMALGAMATION") by way of Amalgamation Agreement under the NS Act and the resulting company ("SC AMALCO") will be an unlimited liability company under the NS Act. SC Amalco will have an authorized capital consisting of 10,000,000 common shares and 10,000,000 Class A common shares with the rights, privileges, restrictions and conditions attaching to the existing common shares and Class A common shares in the capital of Sibson Canada at the date hereof.

(2) Upon the Amalgamation, the shares of Sibson Canada, SC Holdco and SC Unlimco will be converted into shares of SC Amalco or cancelled as follows:

         (a) The 10 voting shares of SC Holdco shall be converted into 210 common shares of SC Amalco, the 100 Class A shares of SC Holdco shall be converted into 2,099 common shares of SC Amalco, the 100 Class B shares of SC Holdco shall be converted into 2,099 common shares of SC Amalco, the 100 Class C shares of SC Holdco shall be converted into 2,099 common shares of SC Amalco;

         (b) All of the issued and outstanding common shares and Class A common shares in the capital of Sibson Canada will be converted into 3,494 common shares of SC Amalco on the basis of 6.5065 common shares of SC Amalco for each common or Class A common share of Sibson Canada, save and except the issued and outstanding shares of Sibson Canada held by SC Holdco, which will be cancelled without any repayment of capital in respect thereof (fractions rounded as per Exhibit A); and

         (c) All of the issued and outstanding shares in the capital of SC Unlimco held by Sibson Canada will be cancelled without any repayment of capital in respect thereof.

(3) The parties acknowledge and agree that the Representations and Warranties of the SC Shareholders will be based upon the assumption that:

         (a) following the continuance of Sibson Canada and SC Holdco under the NS Act all of the property rights, assets and liabilities of such corporations continue to be the property rights, assets and liabilities of the continued companies, and ;

         (b) upon the amalgamation of the continued Sibson Canada, the continued SC Holdco and SC Unlimco (collectively, the "Pre-Amalgamating Companies") all of the property of such Pre-Amalgamating Companies shall become the property of SC Amalco; Amalco becomes liable for all of the liabilities and obligations of the Pre-Amalgamating Companies; the rights of creditors and others against the property, rights and assets of each of the Pre-Amalgamating Companies become rights against the property, rights and assets of SC Amalco; and the obligations, if any, of the Pre-Amalgamating Companies under this agreement become the obligations of SC Amalco.

         (c) The SC Shareholders shall have no liability with regard to any warranty, breach of a representation or relating to the Pre-Closing Steps.

(4) Except where the context otherwise requires, any reference herein to "Sibson Canada" shall be deemed to include reference to Sibson Canada Inc., as continued under the NS Act and to SC Amalco, following the Amalgamation.

(5) Notwithstanding anything to the contrary, and in particular section 11.4, the parties acknowledge and agree that a certain letter agreement from Nextera to the SC Shareholders dated August 11, 1998 regarding the Pre-Closing Steps is in full force and effect in accordance with the terms thereof.

(6)      Intentionally Deleted

(7) Legal fees shall be payable on Closing, by Sibson Canada to Donahue in the amount of CDN. $100,000.

(8) The Exchangeable Shares, by virtue of their terms, the Support Agreement and the Exchange Trust Agreement, entitle the holders thereof to acquire Nextera Class A Units, or Newco Class A Stock (as hereinafter defined) on certain terms and conditions. Nextera shall take all steps in the United States and Ontario to ensure that the SC Shareholders are in no worse position than the sellers under the U.S. Purchase Agreement as a result of failure to obtain any regulatory approval that may be necessary recognizing (i) that the hold period imposed upon the SC Shareholders with respect to the Nextera Class A Units or Newco Class A Stock may, but not necessarily will, be greater than the hold period imposed on the Shareholders under the U.S. Purchase Agreement and (ii) that Nextera shall not be required to obtain listing of the Nextera Class A Units or Newco Class A Stock in Canada.

(9)      The Exchangeable Shares are fully transferable between the SC
         Shareholders.

SECTION 2.2         PURCHASE OF PURCHASED SHARES.

         Upon the terms and subject to the conditions contained herein, at the Closing, the SC Shareholders will sell and the Canadian Buyer will purchase all of the issued and outstanding shares of SC Amalco consisting of 10,001 common shares, (collectively, the "PURCHASED SHARES") free and clear of all Encumbrances.

SECTION 2.3         PURCHASE PRICE OF PURCHASED SHARES.

         In consideration of the sale, and delivery of the Purchased Shares to Canadian Buyer and in reliance upon the representations and warranties of the SC Shareholders herein contained and made at the Closing and upon the terms and subject to the satisfaction or waiver of the party entitled thereto of all of the conditions set forth herein, Canadian Buyer agrees at the Closing to pay to SC Shareholders for the Purchased Shares $3,105,532.50 which, together with Nextera's/Canadian Buyer's performance of its other obligations pursuant to this Agreement, shall constitute the entire consideration to be paid by Buyer hereunder.

SECTION 2.4         SATISFACTION OF PURCHASE PRICE.

         The Canadian Buyer shall satisfy the purchase consideration for the Purchased Shares as follows:

         (a) The sum of $2,611,000 to be paid to the SC Shareholders allocated as set forth in Exhibit "A" by wire transfer of immediately available funds, bank draft or certified cheque;

         (b) In reliance upon the representations and warranties of SC Shareholders herein contained and made at the Closing and upon the terms and subject to the satisfaction or waiver of all of the conditions set forth herein, Buyer agrees that at the Closing, it will (i) deliver to the SC Shareholders as set out in Exhibit A the aggregate amount of 138,761 Exchangeable Shares and (ii) deliver to the Escrow Agent 59,052 Exchangeable Shares (the "Escrow Amount") in SC Shareholder's name, or as the SC Shareholders may direct, as set out in Exhibit B and to be held in the manner described in the Escrow Agreement to be executed in substantially the form attached hereto as Exhibit B. The parties acknowledge that the value of the Exchangeable Shares is $2.50 per share.


                                    ARTICLE 3
                                     CLOSING

SECTION 3.1         CLOSING.

         The Closing of the transactions contemplated herein (the "CLOSING") shall be held at Stikeman, Elliott in Toronto on August 31, 1998 or at such other date and location as may be mutually agreed upon by the parties.

SECTION 3.2         CLOSING PROCEDURES.

         Subject to the satisfaction or waiver by the relevant party of the conditions of closing in its favour, at the Closing, the SC Shareholders shall deliver actual possession of the certificates evidencing the Purchased Shares to the Canadian Buyer and record the Canadian Buyer or its nominee as the registered owner and thereupon the Canadian Buyer shall pay or satisfy the Purchase Price in accordance with Section 2.3.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF THE SC SHAREHOLDERS

         As a material inducement to Nextera and Canadian Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the SC Shareholders hereby jointly and severally represent and warrant to Nextera and Canadian Buyer with the exception of Sections 4.1, 4.2 and 4.3 for which the SC Shareholder of SC Holdco, being Michael McInerney represents and warrants to Nextera and Canadian Buyer that:

SECTION 4.1         ORGANIZATION AND QUALIFICATION OF SC HOLDCO.

         Immediately prior to its continuance into Nova Scotia, SC Holdco was a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario with corporate power and authority to conduct its business in the manner and in the places where such business is currently conducted. Copies of the Certificate and Articles of Incorporation and Bylaws of SC Holdco, and all amendments thereto, heretofore delivered to Canadian Buyer are accurate and complete as of the date of continuance. SC Holdco was not in violation of any term of its Certificate and Articles of Incorporation or Bylaws. SC Holdco was not required to be licensed or qualified to conduct its business in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect on Sibson Holdco, the Canadian Assets or the Canadian Business.

SECTION 4.2         CAPITALIZATION; BENEFICIAL OWNERSHIP OF SC HOLDCO.

         The authorized capital of SC Holdco consists of an unlimited number of common shares, an unlimited number of Class A shares, an unlimited number of Class B Shares and an unlimited number of Class C Shares of which 10 common shares, 100 Class A shares, 100 Class B Shares and 100 Class C Shares are duly and validly issued, and outstanding, and are fully paid and non-assessable. Michael McInerney is the owner of record and beneficially of all of the above shares. There are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional equity of any class of shares of SC Holdco. None of the shares in the capital of SC Holdco has been issued in violation of any Regulation. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the shares of SC Holdco.

SECTION 4.3         ACTIVITIES OF SC HOLDCO

         SC Holdco has no assets or liabilities and has not engaged in any other activities other than holding the shares of Sibson Canada. Michael McInerney, as a SC Shareholder, represents and warrants that those matters set forth herein under Sections 4.10, 411, 4.12, 4.14, 4.15, 4.16, 4.19, 4.20, 4.21, 4.25, 4.27,
4.30, 4.32, 4.33 and 4.34 apply to SC Holdco mutatis mutandis as if named therein.

SECTION 4.4         ORGANIZATION AND QUALIFICATION OF SIBSON CANADA.

         Immediately prior to its continuance into Nova Scotia, Sibson Canada was a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Copies of the Certificate and Articles of Incorporation and Bylaws of Sibson Canada, and all amendments thereto, heretofore delivered to Canadian Buyer are accurate and complete as of the date of continuance. Sibson Canada was not in violation of any terms of its Certificate and Articles of Incorporation or Bylaws. Sibson Canada was not required to be licensed or qualified to conduct its business in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect on Sibson Canada, the Canadian Assets or the Canadian Business.

SECTION 4.5         CAPITALIZATION; BENEFICIAL OWNERSHIP OF SIBSON CANADA.

         The authorized capital of Sibson Canada consists of an unlimited number of common shares and an unlimited number of Class A common shares of which 1,307 common shares and 230 Class A common shares are duly and validly issued, and outstanding, and are fully paid and non-assessable. Each SC Shareholder is the owner of record and beneficially of the number of common shares set forth opposite such SC Shareholder's name on Schedule 4.5. There are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance of sale of, or outstanding securities convertible into, any additional equity of any class of Sibson Canada. None of the shares in the capital of Sibson Canada has been issued in violation of any Regulation. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the shares of Sibson Canada except for the existing shareholders agreement between the SC Shareholders as set out in Schedule 4.5.

SECTION 4.6         SUBSIDIARIES OF SIBSON CANADA.

         Sibson Canada has no Subsidiaries, except as contemplated in this Agreement, or investments in any other corporations or business organization.

SECTION 4.7         AUTHORITY.

(1) Each of the SC Shareholders has full, right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by SC Shareholders pursuant to this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by each SC Shareholder of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of each SC Shareholder and no other action on the part of any of the SC Shareholders is required in connection therewith.

(2) This Agreement and each agreement, document and instrument executed and delivered by any of the SC Shareholders pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of each of them that is a party thereto enforceable in accordance with their terms (assuming the due authorization, execution and delivery by the other parties thereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(3) The execution, delivery and performance by the SC Shareholders of this Agreement and each such other agreement, document and instrument:

         (a) With respect to SC Holdco and Sibson Canada, does not and will not violate any provision of the Certificate of Incorporations (as amended) or the Bylaws of SC Holdco of Sibson Canada;

         (b) Does not and will not violate any applicable laws or require SC Shareholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that will not be obtained or made on or prior to the Closing; and

         (c) Does not and will not result in (a) a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which any of the SC Shareholders or Sibson Canada is a party or by which the property of SC Shareholders or Sibson Canada is bound or affected and which is material to any SC Shareholder or Sibson Canada (as applicable), or the Canadian Assets or the Canadian Business, taken as a whole, or (b) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any equity interest in any SC Shareholder or Sibson Canada except, in the case of clause (a), for such breaches , defaults, accelerations or terminations as would not, individually or in the aggregate, have a material adverse effect.

SECTION 4.8         CANADIAN ASSETS.

         Excluding the Leased Real Property and any leases of personal property, Sibson Canada has title to the Canadian Assets free and clear of any Encumbrances other than the Permitted Liens. The Canadian Assets include all assets necessary for the conduct of the Canadian Business as currently conducted and proposed to be conducted. Schedule 4.8 contains an accurate list by general category of all tangible Canadian Assets where the value of an individual item exceeds $25,000 or where an aggregate of similar items exceeds $50,000 except for tangible Assets that have been fully depreciated for tax purposes. All tangible assets and properties which are part of the Canadian Assets and are material to the operation of the Business are in good operating condition and repair (normal wear and tear excepted) and are usable in the ordinary course of business.

SECTION 4.9         REAL PROPERTY.

(1)      OWNED REAL PROPERTY.  Sibson Canada does not own any real property.

(2) LEASES. All of the real property leased or sub-leased by Sibson Canada is identified on Schedule 4.9 (herein referred to as the "LEASED REAL PROPERTY" and such lease is herein referred to as the "FACILITY LEASE").

(3) A true and complete copy of the Facility Lease has been delivered to the Canadian Buyer. The Facility Lease has been duly authorized and executed by Sibson Canada and, to the knowledge of the SC Shareholders, the other parties thereto and is in full force and effect and binding and enforceable against the parties thereto (assuming due authorization, execution and delivery by the other parties thereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Sibson Canada is not in default under any Facility Lease, nor to the knowledge of the SC Shareholders has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the SC Shareholders, none of the other parties to any Facility Lease is in default under such Facility Lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default. The SC Shareholders have no knowledge of the status of the head-lease to the Facility Lease.

(4)      LEASES OR OTHER AGREEMENTS. Except for the Facility Lease listed on
         Schedule 4.9, neither Sibson Canada nor any of its Subsidiaries holds, or is obligated under or a party to, any leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any real property in connection with the Canadian Business or any portion thereof or interest in any such real property.

(5) FACILITY LEASES AND LEASED REAL PROPERTY. With respect to the Facility Lease to which Sibson Canada is a party, as lessee or sublessee, Sibson Canada has an unencumbered leasehold interest as a lessee or a sub-lessee in the Leasehold Estate subject to the Permitted Liens. The actions contemplated by this Agreement do not violate the terms or result in the termination of, or create a right to terminate, such Facility Lease. Sibson Canada enjoys peaceful and undisturbed possession of all the Leased Real Property, as applicable.

(6) CONDITION OF LEASED REAL PROPERTY. To the knowledge of the SC Shareholders, there are no material defects in the physical condition of any portion of the Leased Real Property and all such Leased Real Property is in good operating condition and repair (reasonable wear and tear excepted).

(7) COMPLIANCE WITH THE LAW. None of the SC Shareholders nor Sibson Canada has received any written notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected. None of the SC Shareholders nor Sibson Canada has received any written notice of any real estate tax deficiency or assessment and is not aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

SECTION 4.10  FINANCIAL STATEMENTS.

(1) The SC Shareholders have delivered to Nextera and the Canadian Buyer the following financial statements of Sibson Canada, copies of which are attached hereto as Schedule 4.10;unaudited balance sheets and statements of earnings, retained earnings and changes in financial position for its fiscal years ended December 31, 1995, 1996 and 1997, and unaudited balance sheet as at April 30, 1998 and income statement for the month ended April 30, 1998 (with comparison to budget) and income statement for the month ended April 30, 1998 (with comparison to prior year) (collectively, the "FINANCIAL STATEMENTS"). The December 31, 1997 balance sheet is hereinafter referred to as the "BASE BALANCE SHEET" and December 31, 1997 is hereafter referred to as the "BASE BALANCE SHEET DATE." The Financial Statements, have been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited Financial Statements for the interim period) applied consistently during the periods covered thereby, and said Financial Statements in the case of the unaudited Financial Statements present fairly in all material respects the financial condition of Sibson Canada at the dates of said statements and the results of its operations for the periods covered thereby, and the unaudited balance sheet as at April 30, 1998 and income statement for the month ended April 30, 1998 (with comparison to budget) and income statement for the month ended April 30, 1998 (with comparison to prior year) ended April 30, 1998 provided by the SC Shareholders to Canadian Buyer present fairly and completely in all material respects the information purported to be shown thereon.

(2) The SC Shareholder of SC Holdco has delivered the unaudited financial statements of SC Holdco (copies of which are attached hereto as Schedule 4.10) for its fiscal years ending December 31, 1995, 1996 and 1997.

(3)      Sibson Canada's fiscal year 1998 operating budget attached hereto as
         Schedule 4.10(2) which has previously been supplied by the SC Shareholders to the Canadian Buyer has been prepared in good faith on the basis of assumptions by Sibson Canada which Sibson Canada believed were reasonable at the time of the preparation of such budget.

(4) Except as set forth on Schedule 4.10 as of the date hereof Sibson Canada does not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation Liabilities as guarantor or otherwise with respect to obligations of others, or Liabilities for any Tax due or then accrued or to become due or contingent or potential Liabilities relating to activities of Sibson Canada or the conduct of the Canadian Business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except Liabilities
         (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) incurred or arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and Permits which are not required to be disclosed on the Disclosure Schedule) none of which relates to any Default under any Contract or Lease, breach of warranty, tort infringement or violation of any Regulation or Court Order or that arose out of any Action and none of which, individually or in the aggregate, has or would have a material adverse effect, (iii) incurred or arising in the ordinary course of the Canadian Business subsequent to the Base Balance Sheet Date consistent with the terms of this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect, (iv) disclosed in this Article IV or on the Disclosure Schedule or (v) future performance under Contracts, none of which relates to any default, breach of warranty, fort infringement or violation of any Regulation or Court Order or arose out of any action and none of which individually or in the aggregate has or would have a material adverse effect.

SECTION 4.11  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as disclosed in Schedule 4.11, since the Base Balance Sheet Date, there has not been any:

         (a) Actual or, to the knowledge of the SC Shareholders, threatened material adverse change;

         (b) Change in accounting methods, principles or practices of Sibson Canada affecting the Canadian Assets, its Liabilities or the Canadian Business;

         (c) Revaluation by Sibson Canada of any of the Canadian Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

         (d) Damage, destruction or loss (whether or not covered by insurance) which has had or will have a material adverse effect;

         (e) cancellation of any indebtedness or waiver or release of any right or claim of Sibson Canada relating to its activities or properties which had or will have a material adverse effect;

         (f) Declaration, setting aside, or payment of dividends or distributions by Sibson Canada or any redemption, purchase or other acquisition of any of the securities of Sibson Canada;

         (g) Increase in the rate of compensation payable or to become payable to any director, officer or other employee of Sibson Canada or any consultant earning in excess of $100,000 per year, Representative or agent of Sibson Canada, including, without limitation, the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Program, arrangement, or practice described in the Disclosure Schedule (except for normal increases, payments, grants and accruals in the ordinary course of business consistent with past practices and that in the aggregate have not resulted in material increase in benefits or compensation expense of Sibson Canada, taken as a whole);


         (h) Adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations or Canadian Business of Sibson Canada or the relationships between the employees of Sibson Canada and the management of Sibson Canada;

         (i) With the exception of notice of termination of the Facility Lease in September, (x) amendment, cancellation or termination of any Contract, commitment, agreement, Lease, transaction or Permit relating to the Canadian Assets or the Canadian Business, or (y) with the exception of this Agreement and the other agreements entered into in connection herewith, and an offer to lease on new premises, entry into any Contract, Lease, transaction or Permit which is not in the ordinary course of business, including without limitation any employment or consulting agreements, except in the cases of the foregoing clauses (x) and (y), the amendment, cancellation or termination or the entering into, of Contracts or commitments for the provision of consulting services in the ordinary course of business consistent with past practices;

         (j) Mortgage, pledge or other encumbrance of any Canadian Assets, except purchase money mortgages arising in the ordinary course of business and Permitted Liens;

         (k) Sale, assignment or transfer of any of the Canadian Assets, except to the extent Canadian Assets are sold or disposed of in the ordinary course of business;

         (l) Incurrence of indebtedness by Sibson Canada for borrowed money or commitment to borrow money entered into by Sibson Canada, or loans made or agreed to be made by Sibson Canada, or indebtedness guaranteed by Sibson Canada, except for employee advances in the ordinary course of business and endorsements for collection or deposit in the ordinary course of business and borrowings under Sibson Canada's existing credit facilities in the ordinary course of business;

         (m) Except as provided in this Agreement or the other agreements contemplated hereby or as described in the Disclosure Schedule, incurrence by Sibson Canada of Liabilities, except Liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of Sibson Canada;

         (n) Payment, discharge or satisfaction of any Liabilities of Sibson Canada other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Base Balance Sheet or incurred in the ordinary course of business;

         (o) Capital expenditure by Sibson Canada in excess of Cdn.$25,000 individually or Cdn.$50,000 in the aggregate, with the exception of the Sun Life offer to lease, the execution of any Lease by Sibson Canada or the incurring of any obligation by Sibson Canada to make any capital expenditures or execute any Lease;

         (p) Failure to pay or satisfy when due any Liability of Sibson Canada, except where the failure would not have a material adverse effect;

         (q) Failure of Sibson Canada to use commercially reasonable efforts to carry on diligently the Canadian Business in the ordinary course;

         (r) Disposition or lapsing of any Proprietary Rights or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge other than as would not have a material adverse effect; or

         (s) Agreement by Sibson Canada or any SC Shareholder to do any of the things described in the preceding clauses (a) through (r) other than as expressly provided for herein.


SECTION 4.12  CONTRACTS AND COMMITMENTS.

(1) CONTRACTS. Schedule 4.12 sets forth the following Contracts (or descriptions thereof, in the case of oral Contracts) to which Sibson Canada is a party or by which it is bound (collectively, the "MATERIAL CONTRACTS"):

         (a)      Contracts not made in the ordinary course of business;

         (b) Employment contracts and severance agreements, to employ or terminate present executive officers or other personnel and other contracts with present officers, directors or shareholders of Sibson Canada or (B) employment contracts and severance agreements that will result in the payment by, or the creation of any Liability to pay on behalf of Sibson Canada or Canadian Buyer, any severance, termination, "golden parachute", or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement it being understood that no such contracts or agreements need to be listed by with respect to clause (B) if no payment is to be made or liability exists following the closing;

         (c)      Labour or union contracts;

         (d) Distribution, franchise, license, technical assistance, sales, commission, agency or advertising contracts in respect of the Canadian Assets or the Canadian Business, or consultant (where a third party is providing services to Sibson Canada), excluding (A) software license that are not material to the Business and (B) consultant contracts involving aggregate fees of less than $25,000 per annum and that are terminable by Sibson Canada on no more than three months notice;

         (e) Contracts or agreements with a client or customer of Sibson Canada providing for an aggregate payment by such client or customer in excess of $75,000 which, to the knowledge of SC Shareholders, obligate Sibson Canada to indemnify such client or customer;

         (f) Options with respect to any property, real or personal, whether Sibson Canada is the grantor thereunder;

         (g) Contracts (excluding real property leases) involving actual future expenditures or, to the knowledge of SC Shareholders, other Liabilities (including without limitation, potential or contingent Liabilities), in excess of $40,000 in the aggregate (excluding Liabilities for indirect expenditures such as salaries and overhead expenses and any contingent or potential Liability) to the Canadian Business or the Canadian Assets;


         (h) Contracts or commitments relating to commission arrangements with others;

         (i) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation in respect of borrowed money, individually in excess of or in the aggregate in excess of $40,000, whether Sibson Canada shall be the borrower, lender or guarantor thereunder or whereby any Canadian Assets are pledged (excluding credit provided by Sibson Canada in the ordinary course of business to purchasers of its services and excluding the Shareholder Loans as defined herein);

         (j) Contracts containing covenants limiting the freedom of Sibson Canada or any of its respective officers, directors, shareholders or affiliates, to engage in any line of business or compete with any person;

         (k) Any Contract to supply services to the Canadian federal, provincial, or local government or any other foreign government or any agency or department thereof;

         (l)      Leases of real property; or

         (m) Leases of personal property not cancellable (without Liability) within 30 calendar days, excluding leases of personal property involving the expenditure of less than $25,000 in the aggregate annually.

(2) The SC Shareholders have delivered to Canadian Buyer true, correct and complete copies (or descriptions thereof with respect to oral Material Contracts) of all of the Material Contracts, including all amendments and supplements thereto. Other than the Material Contracts, the SC Shareholders have no other Contracts of the type described in clauses
         (a) through (m) above.

(3) ABSENCE OF DEFAULTS. SC Canada has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its respective material obligations under each such Material Contract. To the knowledge of the SC Shareholders, all other parties to such Material Contracts are currently in compliance in all material respects with the provisions thereof, no party is in Default in any respect thereunder and no notice of any such claim of Default relating thereto has been given to Sibson Canada or the SC Shareholders. To the knowledge of the SC Shareholders, there is no reason to believe that the services called for by any Material Contract between SC Shareholders and a client of SC Shareholders cannot be supplied substantially in accordance with the terms of such Material Contract, including time specifications, and Sibson Canada has no reason to believe that any Material Contract will upon performance by Sibson Canada result in a net loss to Sibson Canada.


SECTION 4.13  PERMITS.

(1) Sibson Canada has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its Canadian Business or in the ownership of the Canadian Assets, except for those Permits the absence of which would not individually or in the aggregate have a material adverse effect. A complete list of such Permits is set forth in Schedule 4.13. Sibson Canada is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. To the knowledge of the SC Shareholders, no present or former shareholder, director, officer or employee of Sibson Canada or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any such Permit.

(2) Except as disclosed on Schedule 4.13 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Sibson Canada in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 4.14 LITIGATION.

         Except as set forth on Schedule 4.14, there are no Actions pending or to the knowledge of the SC Shareholders, threatened (a) against, (i) Sibson Canada, the Canadian Business or the Canadian Assets (including with respect to Environmental Laws), (ii) to the knowledge of the SC Shareholders, any officers or directors of Sibson Canada, as such, or (iii) to the knowledge of the SC Shareholders, any SC Shareholder in such SC Shareholder's capacity as a shareholder of Sibson Canada or as an employee of SC Canada, (b) against Sibson Canada seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) against Sibson Canada, or any of its officers or directors or SC Shareholders, in their capacity as such that involves the risk of criminal liability to any such entity or person or (d) in which Sibson Canada is a plaintiff, including any derivative suits brought by or on behalf of Sibson Canada nor, to the knowledge of the SC Shareholders, is there any reasonable basis for any such Action. Sibson Canada is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Sibson Canada, the Canadian Business or the Canadian Assets. There is not a reasonable likelihood of an adverse determination of any pending Actions that could have a material adverse effect. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the SC Shareholders, the Canadian Assets or the Canadian Business, other than the Permitted Liens.

SECTION 4.15  COMPLIANCE WITH LAW.

         Except as set forth on Schedule 4.15, Sibson Canada and the conduct of the Canadian Business have been and are in substantial compliance with all Regulations and Court Orders relating to the Canadian Assets or the Canadian Business or operations of Sibson Canada except in each case for such non-compliance as would not, individually or in the aggregate, have a material adverse effect. Within the last five years, Sibson Canada has not received any written notice to the effect that, it is not in compliance with any such Regulations or Court Orders.

SECTION 4.16  ORDINARY COURSE.

         Except for the transactions contemplated by this Agreement and as set forth on Schedule 4.16, since December 31, 1997, Sibson Canada has conducted its business only in the ordinary course and consistently with its prior practices.

SECTION 4.17  OFFICERS AND COMPENSATION.

         Schedule 4.17 hereto contains a true and complete list of all current officers and directors of Sibson Canada. In addition, Schedule 4.17 hereto contains a list of all managers, employees and consultants of Sibson Canada who, individually, have received or are scheduled to receive compensation from Sibson Canada for the fiscal year ended December 31, 1997, in excess of $50,000. In each case Schedule 4.17 includes the current job title and aggregate annual compensation of each such individual.

SECTION 4.18  EMPLOYEES; LABOUR MATTERS.

         As of the date of this Agreement, Sibson Canada employs a total of approximately 21 (twenty-one) full-time employees and no part-time employees. Except as set forth in Schedule 4.18, Sibson Canada has not received any written notice that any employee intends to terminate his or her employment with Sibson Canada following the Closing. Sibson Canada is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Sibson Canada does not have a policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in Schedule 4.18 and all of its employees may be terminated with notice or pay in lieu thereof as required by applicable law in the absence of a written agreement. Sibson Canada is in compliance in all material respects with all applicable laws and regulations respecting labour, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labour practices pending or, to the knowledge of SC Shareholders, threatened and there exists no basis for any such claim, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending, or to the knowledge of the SC Shareholders, threatened against or involving Sibson Canada. No question concerning union representation exists respecting any employees of Sibson Canada. There are no pending grievances, complaints or charges that have been filed against Sibson Canada under any dispute resolution procedure (including, but not limited to, any arbitration or similar proceedings) and no claim of which SC Shareholders has received written notice. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Sibson Canada. Sibson Canada has not received any written notice indicating that any of its employment policies or practices is currently being audited or investigated by any federal, provincial or local government agency.

SECTION 4.19  BANKING RELATIONS.

         Schedule 4.19 contains a complete and correct list of the names and locations in which Sibson Canada has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto.

SECTION 4.20  NO BROKERS.

         Neither Sibson Canada nor any of the SC Shareholders nor any of their respective officers, directors, employees, or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Canadian Buyer, or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

SECTION 4.21  NO OTHER AGREEMENTS TO SELL THE PURCHASED SHARES.

         Other than as described on Schedule 4.21 neither the SC Shareholders nor Sibson Canada nor to the knowledge of the SC Shareholders, any of Sibson Canada's officers, directors, employees or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Canadian Buyer and Nextera under this Agreement or the Letter Agreement signed August 11, 1998 to sell, assign, transfer or effect a sale of any of the Canadian Shares (other than inventory or services in the ordinary course of business), to sell or effect a sale of the equity of Sibson Canada, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Sibson Canada or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

SECTION 4.22  CLIENTS.

         Schedule 4.22 sets forth all clients which (i) accounted for more than $75,000 in revenue for Sibson Canada for the six months ended June 30, 1998 and or (ii) accounted for more than $150,000 in revenue for Sibson Canada in the twelve months ended December 31, 1997 (collectively, the "CLIENTS"). To the knowledge of the SC Shareholders, the relationships of Sibson Canada with its Clients are good commercial working relationships.

SECTION 4.23  BACKLOG.

         As of the date hereof, Sibson Canada has a backlog of orders for the sale or lease of services, for which potential revenues have not been recognized by Sibson Canada, as set forth in Schedule 4.23.

SECTION 4.24  PROPRIETARY RIGHTS.

(1) PROPRIETARY RIGHTS. Schedule 4.24 lists (i) for each registered Trademark of Sibson Canada, the application serial number or registration number, the class of goods or services covered and the expiration date for each country in which a Trademark has been registered and (ii) for each registered Copyright of Sibson Canada, the number and date of filing for each country in which a Copyright has been filed. Other than the items set forth or Schedule 4.24 there are no Proprietary Rights used by Sibson Canada that are material to the conduct of the Canadian Business. Sibson Canada owns no patents or registered designs and has not filed any patent applications or registered design applications.

(2) ROYALTIES AND LICENSES. Except as set forth on Schedule 4.24, Sibson Canada has no obligation to compensate any person for the use of any such Proprietary Rights nor has Sibson Canada granted to any person any license, option or other rights to use in any manner any of such Proprietary Rights, whether requiring the payment of royalties or not.


(3)      OWNERSHIP AND PROTECTION OF PROPRIETARY RIGHTS. Except as set forth on
         Schedule 4.24, Sibson Canada owns or has a valid right to use each of such Proprietary Rights. No other person (i) has notified Sibson Canada that it is claiming any ownership of or right to use any such Proprietary Rights, or (ii) to the knowledge of the SC Shareholders, is infringing upon any such Proprietary Right in any way. To the knowledge of the SC Shareholders, except as set forth on Schedule 4.24, use of such Proprietary Rights by Sibson Canada does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Sibson Canada that are presently outstanding alleging that use of the Proprietary Rights by Sibson Canada infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

SECTION 4.25  TAXES.

         Except as otherwise set forth on Schedule 4.25:

         (a) All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "TAX RETURNS") required to be filed by or with respect to Sibson Canada have been timely filed (giving effect to extensions granted with respect thereto), with the appropriate tax authorities and all such Tax Returns are true, correct, and complete in all material respects;

         (b) Sibson Canada has timely paid all Taxes due from it or claimed to be due from it by any federal, provincial, local, foreign or other taxing authority;


         (c) There are no liens for Taxes upon any of the assets of, or interests in Sibson Canada, except liens for Taxes not yet due and payable;

         (d) No Tax Return of Sibson Canada has been audited by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Sibson Canada that has not been resolved and paid in full. There are no outstanding waivers, objections, extensions, or comparable consents regarding the application of the statute of limitations or period of reassessment with respect to any Taxes or Tax Returns that have been given or made by Sibson Canada (including the time for filing of Tax Returns or paying Taxes) and Sibson Canada has no pending requests for any such waivers, extensions, or comparable consents;

         (e) No audit or other proceeding by any federal, provincial, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Sibson Canada and Sibson Canada has not received written notice of any pending audits or proceedings;

         (f) Sibson Canada has not received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a material adverse effect on Sibson Canada or the Canadian Assets or the Canadian Business;

         (g) Sibson Canada has complied in all respects with all applicable Regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld;

         (h) Sibson Canada is not a party to or bound by or has any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement (whether or not written);

         (i) No power of attorney granted by Sibson Canada with respect to any Taxes is currently in force;

         (j) Sibson Canada is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for income tax purposes;

         (k) There is no expectation or reason to suspect that any taxing authority may claim or assess any material amount of Taxes payable by Sibson Canada for any period ending on or prior to the Closing Date and there are no facts of which Sibson Canada or the SC Shareholders are aware which would constitute grounds for the assessment of any material amount of Taxes payable by Sibson Canada for any period ending on or prior to the Closing Date;

         (l) Each of the SC Shareholders is a resident of Canada for purposes of the Tax Acts;

         (m) No issue has been raised by a federal, provincial, local or foreign taxing authority in any examination relating to Sibson Canada which could reasonably be expected to result in a proposed deficiency for any subsequent taxable period;

         (n) Each of Sibson Canada and Holdco is, and at all times prior to the Closing Date was, a Canadian-controlled private corporation for the purposes of the Tax Acts; and

         (o) For the purposes of the Tax Acts, the fair market value on May 31, 1996 of the 307 common shares, the 115 Class A common shares and the 115 Class A common shares in Sibson Canada's share capital issued on that date to Paul Britton, David Rainville and Michael Hogan, respectively, did not exceed one hundred and forty-three Canadian dollars per share.


SECTION 4.26  EMPLOYEE BENEFIT PROGRAMS.

(1) Schedule 4.26 lists every Employee Program (as defined below) that has been maintained (as defined below) by Sibson Canada at any time during the three-year period ending on the date of the Closing.

(2) The SC Shareholders do not know and have no reason to know, of any failure of any party to comply in any material respect with any laws applicable to the Employee Programs that have been maintained by Sibson Canada. With respect to any Employee Program ever maintained by Sibson Canada, there has occurred no material violation of, or material breach of any duty under applicable law or any Tax law requirements, or conditions to favorable Tax treatment, applicable to such plan), which could result, directly or indirectly, in any Taxes, penalties or other liability to Sibson Canada. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the SC Shareholders, threatened with respect to any Employee Program.

(3) With respect to each Employee Program maintained by Sibson Canada within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Canadian Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto;
         (iii) any insurance policy (including any fiduciary liability insurance policy) related to such Employee

         Program; (iv) any documents evidencing any loan to an Employee Program that is an employee stock ownership plan; and (v) all other materials reasonably necessary for Canadian Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

(4) Sibson Canada has not announced any plan or legally binding commitment to create any additional Employee Program which is intended to cover employees or former employees of Sibson Canada or to amend or modify any existing Employee Program which covers or has covered employees or former employees of Sibson Canada.

(5) Each Employee Plan listed on Schedule 4.26 may be amended, terminated, modified or otherwise revised prospectively by Sibson Canada including the elimination of any and all future benefit accruals under any Employee Plan.

(6) No event has occurred in connection with which Sibson Canada or any Employee Program, directly or indirectly, could be subject to any material liability (A) under any Regulation or governmental order relating to any Employee Programs or (B) pursuant to any obligation of Sibson Canada to indemnify any person against liability incurred under any such Regulation or order as they relate to the Employee Programs.

(7) Except as described on Schedule 4.26, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Program (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

(8) Each Employee Program and related trust agreement or other funding instrument, as applicable, which covers or has covered employees or former employees of Sibson Canada (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

(9) There is no contract, agreement, plan or arrangement covering any employee or former employee of Sibson Canada that, individually or collectively, provides for the payment by Sibson Canada of any amount that is not deductible under the Income Tax Act (Canada).

(10) All contributions required to be made by Sibson Canada with respect to any Employee Program due as of any date through and including the Closing Date have been made when due.

(11)     For purposes of this SECTION:

         (a) "EMPLOYEE PROGRAM" means (A) any employee benefit plan, including, but not limited to, health, dental, insurance, and similar plans and programs for the benefit of employees and
                  (B) any employment, consulting, severance or other similar contract, arrangement or policy, any stock option plan, phantom stock plan, bonus or incentive award plan, deferred compensation agreement, supplemental income arrangement, and vacation plan, and any other employee benefit plan, agreement, and arrangement not described in (A) above. In the case of an Employee Program funded through a trust, each reference to such Employee Program shall include a reference to such trust; and

         (b) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependants, or beneficiaries.

(12) The only pension plans existing in respect of the employees of Sibson Canada are the pension plans listed in Schedule 4.26. True, correct and complete copies of all such pension plans and related documentation (including pension plan summaries for participants, funding agreements, actuarial reports and investment management agreements) have been provided to Canadian Buyer and are accurately described in Schedule
         4.26. All such pension plans are duly registered where required by, and are in good standing under, all applicable laws, rules and Regulations including the Income Tax Act (Canada) and the Pension Benefits Act (Ontario) and to the knowledge of the SC Shareholders there are no actions, claims, proceedings, pending or threatened (other than routine claims for benefits) relating to any such pension plans. All required employer contributions and premiums under such pension plans have been made, all such plans are fully funded on both a going concern and wind-up basis in accordance with applicable laws, rules and Regulations and with the actuarial methods and assumptions used in the most recent actuarial reports therefor, and there have been no surplus withdrawals or contribution holidays.

SECTION 4.27  INSURANCE

         Schedule 4.27 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Sibson Canada or the Canadian Business, the Canadian Assets or its employees. All such insurance coverage applicable to Sibson Canada, the Canadian Business and the Canadian Assets is in full force and effect and provides coverage as may be required by applicable Regulation and by any and all Contracts to which Sibson Canada is a party. There is no Default under any such coverage nor is there presently any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by Sibson Canada are presently occurrence policies and not claims made policies except for Sibson Canada's professional liability (error and admissions), fiduciary liability and employment practices policies. There are no outstanding performance bonds covering or issued for the benefit of Sibson Canada. To the knowledge of the SC Shareholders, no insurer has advised

Sibson Canada that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

SECTION 4.28  ACCOUNTS RECEIVABLE.

         To the knowledge of SC Shareholders, the accounts receivable set forth on the Base Balance Sheet, and all accounts receivable arising since the Base Balance Sheet Date, represent bona fide claims of Sibson Canada against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts where delivered or performed in all material respects in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Base Balance Sheet and, in the case of accounts receivable arising since the Base Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Base Balance Sheet (or that of Sibson U.S. whichever is greater).

SECTION 4.29  [INTENTIONALLY DELETED.]


SECTION 4.30  ENVIRONMENTAL MATTERS.

(1) Except for Hazardous Materials contained in cleaning and other office products used in the ordinary course of Sibson Canada's business (i) Sibson Canada has not ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of the SC Shareholders, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Sibson Canada or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the SC Shareholders, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by Sibson Canada for treatment, storage, or disposal at any other place; (iv) to the knowledge of the SC Shareholders, Sibson Canada does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) to the knowledge of the SC Shareholders no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Sibson Canada in connection with the presence of any Hazardous Material.

(2) To the knowledge of the SC Shareholders, Sibson Canada does not have liability under, of has ever violated in any material respect, any Environmental Law (as defined below); (ii) to the knowledge of the SC Shareholders, Sibson Canada does not have any property owned, operated, leased, or used by it, and any facilities and operations of Sibson Canada thereon, are presently in compliance in all material respects with all applicable Environmental Laws; (iii) Sibson Canada has not ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the SC Shareholders have no reason to believe that any of the items enumerated in clause of this subSECTION will be forthcoming.

(3)      [Intentionally deleted.]

(4) The SC Shareholders have made available to the Canadian Buyer copies of all documents and records, and information in the possession of SC Shareholders and Sibson Canada concerning any environmental or health and safety matter relevant to Sibson Canada, whether generated by Sibson Canada or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, Permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

(5) For purposes of this SECTION 4.30, (i) "HAZARDOUS MATERIAL" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law except for any Hazardous Material contained in cleaning and other office products used in the ordinary course of Sibson Canada's Business; (ii) "HAZARDOUS WASTE" shall mean and include any contaminant or hazardous waste as defined or regulated under any Environmental Law; (iii) "ENVIRONMENTAL LAW" shall mean any environmental or health and safety-related Regulation, including, without limitation, the Environmental Protection Act (Ontario) and the Occupational Health and Safety Act (Ontario), whether existing as of the date hereof, previously enforced, or subsequently enacted; (iv) "SIBSON CANADA" shall mean and include Sibson Canada and all other entities for whose conduct Sibson Canada is or may be held responsible under any Environmental Law.


SECTION 4.31  WARRANTY OR OTHER CLAIMS.

         To the knowledge of the SC Shareholders, there are no existing or threatened service liability, warranty or other similar claims, or any reasonable basis upon which a material claim of such nature could be based, against Sibson Canada for services which are negligent, defective or fail to meet any service warranties. Since the Balance Sheet Date, no claim has been asserted against Sibson Canada for renegotiation or price redetermination of any business transaction, and, to the knowledge of the SC Shareholders, there are no facts known to the SC Shareholders upon which any such claim could be based.

SECTION 4.32  RECORDS; COPIES OF DOCUMENTS.

         The actions recorded in the corporate records of Sibson Canada are complete and accurate and all corporate proceedings and actions reflected in such records have been conducted or taken in compliance with all applicable Regulations and the articles and by-laws of Sibson Canada. Such corporate records contain complete and accurate minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held and contain all resolutions passed by the directors and shareholders (and committees, if any) and all such resolutions were properly passed and the share certificate books, register of shareholders and registers of transfers are complete and accurate. The SC Shareholders have made available for inspection and copying by the Canadian Buyer and its counsel true and correct copies of all documents referred to in this SECTION or in the Schedules delivered to the Canadian Buyer pursuant to this Agreement.

SECTION 4.33  POWERS OF ATTORNEY.

         Except for a power of attorney given by Michael Hogan in connection with this Agreement and the documentation herewith, neither Sibson Canada nor any of the SC Shareholders has any outstanding power of attorney with respect to or affecting any transaction contemplated by this Agreement.

SECTION 4.34  DISCLOSURE.

         The representations, warranties and statements contained in this Agreement and in the exhibits and schedules hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the knowledge of the SC Shareholders, there are no current facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of Sibson Canada which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which Sibson Canada operates.

SECTION 4.35  OFFSHORE INVESTMENT REPRESENTATIONS.

         Each SC Shareholder hereby represents, warrants and covenants as set forth below, and all such representations and warranties shall be true and correct as of the Closing Date as if then made and shall survive the Closing:

         (a) Such SC Shareholder is not a U.S. Person (as defined in Regulation S under the Securities Act of 1933 Act, as amended (the "Securities Act")), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of Nextera and is not a corporation that has been formed principally for the purpose of investing in securities not registered under the Securities Act.

         (b) Such SC Shareholder is purchasing the Exchangeable Shares and will exchange such Exchangeable Shares for Nextera Class A Units of Nextera or Newco Class A Stock (the "Newco Class A Stock") of Nextera Enterprises, Inc. ("Newco") for its own account for the purpose of investment and not (A) with a view to, or for sale in connection with, any distribution thereof or (B) for the account of, as a nominee or agent for, or on behalf of any U.S. Person.

         (c) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, (i) such SC Shareholder was outside the United States.

         (d)      Such SC Shareholder:

                  (i) understands that the Nextera Class A Units or Newco Class A Stock for which the Exchangeable Shares may be exchanged (together the Nextera Class A Units and Newco Class A Stock are referred to herein as the "Securities") are distributed under Regulation S under the 1933 Securities Act, as amended, and the SC Shareholders will not, during the period commencing on the date of the exchange of the Exchangeable Shares into the Securities and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law, (the "Restricted Period"), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or benefit of a U.S. Person; the foregoing restrictions shall not apply to the conversion of Class A Units into Newco Class A Stock provided that the balance of the Restricted Period shall apply;

                  (ii) understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and will, during the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only in accordance with Rules 903 or 904 of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests, acting reasonably), and in accordance with all applicable state and foreign securities laws;

                  (iii) will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom (and based upon an opinion of counsel, acting reasonably, if the Company so requests) and, in any case, in accordance with all applicable state and foreign securities laws; and


                  (iv) has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of any equity security issued by Nextera, or Newco (including, without limitation, the Class A Units and Newco Class A Stock) or any hedging transaction with respect to any such equity security, including without limitation, put, call or other option transaction, option writing and equity swaps.

         (e) None of the SC Shareholders, its affiliates or any person acting on behalf of the SC Shareholder or any such affiliates has engaged, or will engage, in any directed selling efforts (within the meaning of Rule 901(b) of Regulation S under the Securities Act) with respect to the Securities and them, their affiliates and all persons acting on their behalf have complied and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act.

         (f) The transactions contemplated by this Agreement have not been pre-arranged with a buyer (other than Nextera) located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

         (g) Neither such SC Shareholder, any affiliate of such SC Shareholder, nor any person acting on their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities. The SC Shareholder agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act.


         (h) Such SC Shareholder understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration (and based upon an opinion of counsel, acting reasonably, if Nextera or Newco so requests) and each certificate representing the Securities will be endorsed with the following legends:

                  (i) THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

                  (ii) SUBSCRIPTIONS MAY ONLY BE ACCEPTED FROM PROSPECTIVE INVESTOR THAT, AT ANY TIME THE BUY ORDER FOR THE SHARES IS ORIGINATED, IS OUTSIDE THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, AND IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S), WAS NOT FORMED UNDER THE LAWS OF ANY UNITED STATES JURISIDICTION, WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED

                           UNDER THE SECURITIES ACT, AND IS NOT PURCHASING THE SHARES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, WITHIN THE MEANING OF REGULATION S UNDER THE ACT. BY SIGNING THE SUBSCRIPTION AGREEMENT, A PROSPECTIVE INVESTOR UNDER REGULATION S CERTIFIES TO THE COMPANY THAT IT QUALIFIES AS A NON-U.S. PERSON AND IS THEREFORE ELIGIBLE TO PURCHASE SHARES IN THE OFFERING, THAT IT IS NOT PURCHASING THE SHARES AS A RESULT OF OR IN CONNECTION WITH ANY ACTIVITY THAT WOULD CONSTITUTE "DIRECTED SELLING EFFORTS" (WITHIN THE MEANING GIVEN SUCH TERM IN REGULATION S) IN THE UNITED STATES, THAT IT WILL NOT BECOME AN AFFILIATE OF THE COMPANY AS A RESULT OF THE PURCHASE OF THE SHARES, THAT NO OFFER OR SALE OF THE SHARES WAS MADE TO THE INVESTOR IN THE UNITED STATES, AND THAT SUCH INVESTOR IS NOT PURCHASING THE SHARES WITH A VIEW TO THEIR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

                  (iii) PROSPECTIVE INVESTORS UNDER REGULATION S ARE ALSO ADVISED THAT DURING THE ONE-YEAR RESTRICTED PERIOD PROVIDED FOR IN RULE 903 OF REGULATION S, NO OFFERS OR SALES OF THE SHARES OFFERED HEREBY MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS. AFTER THE EXPIRATION OF THE ONE-YEAR RESTRICTED PERIOD, RESALES OF THE SHARES MAY ONLY BE MADE IN THE UNITED STATES OR TO A U.S. PERSON IF THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  (iv) Any legend required to be placed thereon by applicable federal or state securities laws.

         (i) Such SC Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Nextera and Newco so that he is capable of evaluating the merits and risks of acquiring the Securities to be issued to such SC Shareholder and has the capacity to protect his own interests. Such SC Shareholder must bear the economic risk of holding the Securities indefinitely unless such securities are registered pursuant to the Securities Act, or an exemption from registration is available for the disposition thereof. Such SC Shareholder understands that there is no assurance that any exemption from registration under the Securities Act will be available.

         (j) Such SC Shareholder is acquiring the Securities for his own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Securities to be acquired has not been, and will not be, registered under the Securities Act by reason of a specific exemption from registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such SC Shareholder's representations as expressed herein.

         (k) Such SC Shareholder understands that no public market now exists for any of the securities issued by Nextera or Newco and that neither Nextera or Newco has made any assurances that a public market will ever exist for such securities.

         (l) Such SC Shareholder has received and read the Nextera business plan and financial statements and has had an opportunity to discuss Nextera's business, management and financial affairs with its management. Such SC Shareholder has also had an opportunity to ask questions of and receive answers from officers of Nextera regarding the terms and conditions of acquiring the Securities pursuant to this Agreement, which questions were answered to such Shareholder's satisfaction.


SECTION 4.36  AMOUNTS OWING TO SC SHAREHOLDERS.

         Both parties agree that there are shareholder loans owing to the SC Shareholders by Sibson Canada (the "Shareholder Loans") as listed in Schedule
4.36. Such amounts will be evidenced in promissory notes delivered at Closing. After closing the Principals of Sibson Canada can distribute cash flow permitting in ordinary course.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF NEXTERA AND
                                 CANADIAN BUYER

         As a material inducement to the SC Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, Nextera and Canadian Buyer jointly and severally hereby make the representations and warranties to the SC Shareholders as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

SECTION 5.1  ORGANIZATION.

(1) Nextera is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware with full limited liability company power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Each of Nextera's Subsidiaries is duly organized or incorporated (as applicable) and in good standing under the laws of the state of its organization or incorporation (as applicable) with full limited liability company power or corporate power (as applicable) to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Neither Nextera nor any of Nextera's Subsidiaries is required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect.

(2) Canadian Buyer is an unlimited liability company incorporated, organized and in good standing under the NS Act with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is or is proposed to be conducted. Canadian Buyer is a direct or indirect wholly-owned subsidiary of Nextera.

(3) CAPITAL STRUCTURE. The authorized capital of Canadian Buyer consists of 100,000,000 Common Shares without par value and 250,000 Exchangeable Shares. Immediately after Closing the issued capital of Canadian Buyer will consist of 10,000,000 common shares and 197,813 Exchangeable Shares.

(4) EXCHANGEABLE SHARES. On the Closing Date, all necessary corporate action will have been taken by the Canadian Buyer to duly authorize the issuance and delivery of the Exchangeable Shares to the SC Shareholders pursuant to SECTION 2.3 and upon the satisfaction of the terms and conditions hereof and the consummation of the transactions contemplated hereby and the issue of such Exchangeable Shares, such Exchangeable Shares will be issued as fully paid and non-assessable free and clear of any and all Encumbrances, and Nextera and Canadian Buyer have no knowledge of any reason why SC Shareholders should not be entitled to acquire units of Nextera so as to be in the same position as the Shareholders under the US Purchase Agreement.

(5) SUBSIDIARIES. Other than Symmetrix, Inc., SGM Consulting, L.L.C. (d/b/a "SIGMA CONSULTING"), The Planning Technologies Group, L.L.C., Pyramid Imaging, Inc., SC/NE, L.L.C. and the Canadian Buyer, Nextera has no Subsidiaries or investments in any other corporation or business organization. The Canadian Buyer was founded solely for the purpose of consummating the transactions contemplated herein and prior to Closing will not have transacted any business or have incurred any liabilities, except as provided for herein and obtaining of funding for purposes of payment of the cash portion of the Purchase Price. Canadian Buyer has no Subsidiaries and does not own an equity interest in any other corporation or business.


SECTION 5.2  AUTHORITY

(1) Nextera and Canadian Buyer have full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Nextera and Canadian Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Nextera and Canadian Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary organizational action of Nextera and Canadian Buyer and no other action on the part of Nextera and Canadian Buyer is required in connection therewith.

(2) This Agreement and each other agreement, document and instrument executed and delivered by Nextera and Canadian Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Nextera and Canadian Buyer enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by Nextera and Canadian Buyer of this Agreement and each such agreement, document and instrument:

         (a) Does not and will not violate any provision of the Memorandum and Articles of Association of Canadian Buyer;

         (b) Does not and will not violate any provision of the certificate of formation of Nextera and the Operating Agreement of Nextera;

         (c) Does not and will not violate any laws of Canada or of any province or the laws of the United States or of any state or any other jurisdiction applicable to Nextera and Canadian Buyer or require Nextera and Canadian Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made or opinion to Closing other than (x) any such approval, consent or waiver of or filing with respect to which the failure to so obtain will not have a material adverse effect on the business and operation of Canadian Buyer, individually, or Nextera and its Subsidiaries, taken as a whole, following the Closing and (y) any approvals, consents, waivers or filings in connection with Contracts and Leases as a result of the transactions contemplated hereby; and

         (d) Does not and will not result in a breach of, constitute a Default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Nextera, its Subsidiaries or the Canadian Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or similar encumbrance on any of the assets or capital stock of Nextera or Canadian Buyer and which is material to the business and financial condition of Nextera or Canadian Buyer on a consolidated basis, except in the case of clause (b), for such breaches, defaults, accelerations or terminations as would not, individually or in the aggregate, have a material adverse effect.

SECTION 5.3  LITIGATION.

         Other than as set forth on Schedule 5.3, there are no Actions pending or to the knowledge of Nextera, and Canadian Buyer, threatened or anticipated
(a) against, related to or affecting (i) Nextera and its Subsidiaries on a consolidated basis (including with respect to Environmental Laws) or (ii) any officers, directors or managers of Nextera or its Subsidiaries as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement

(c) that involve the risk of criminal liability on Nextera or its Subsidiaries or any of their officers, directors or managers, or (d) in which Nextera or its Subsidiaries are a plaintiff, including any derivative suits brought by or on behalf of any of Nextera or its Subsidiaries. Neither Nextera nor any of its Subsidiaries are in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Nextera or its Subsidiaries. There is not a reasonable likelihood of an adverse determination of any pending Actions that could have a materially adverse effect. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulates, obligates, binds or in any way affects Nextera or its Subsidiaries.

SECTION 5.4                NO BROKERS.

            Neither Nextera nor Canadian Buyer nor any of their officers, directors, managers, employees, shareholders, members or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Canadian Buyer or SC Shareholders to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

SECTION 5.5                MEMBERSHIP INTERESTS OF NEXTERA.

            Schedule 5.5 sets forth all of the issued and outstanding membership interests of Nextera and all of the issued and outstanding membership interests of Canadian Buyer on the date hereof and on the Closing Date (assuming consummation of the transaction contemplated hereby and under the U.S. Agreement, including, in the case of Nextera, the issuance of Nextera Class A Units under the Employment Agreements). Except as set forth on Schedule 5.5 and the obligations under this Agreement, there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance and sale of, or outstanding securities convertible into, any additional membership interests of any class of Nextera. Schedule 5.5 sets forth a list of all agreements, if any, instruments and undertakings, relating to the voting, transfer, registration, repurchase or any similar right with respect to the issued and outstanding equity interests of Nextera. None of the equity interests of Nextera or Canadian Buyer were issued in violation of any federal, provincial or state law.

SECTION 5.6                OPERATING AGREEMENT.

            The Nextera Operating Agreement attached as Exhibit G and the Buyer Operating Agreement attached as Exhibit F are in full force and effect, as amended through the Closing Date.

SECTION 5.7                FINANCIAL STATEMENTS.

(1) Nextera and Canadian Buyer have delivered or caused to be delivered to the SC Shareholders, the following financial statements, copies of which are attached hereto as Schedule 5.7: a consolidated balance sheet of Nextera and a consolidated statement of profit and loss of Nextera as of December 31, 1997 as audited by Ernst & Young LLP (the "Audited Financial Statements") an unaudited balance sheet of Nextera and its Subsidiaries as of June 30, 1998 and an unaudited statement of profit and loss of Nextera for the six months ended June 30, 1998 (the "INTERIM FINANCIAL STATEMENTS") and together with the Audited Financial Statements (the "NEXTERA

         FINANCIAL STATEMENTS"). The December 31, 1997 balance sheet is hereinafter referred to as the "NEXTERA BALANCE SHEET" and December 31, 1997 is hereinafter referred to as the "NEXTERA BALANCE SHEET DATE." The Nextera Financial Statements have been prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments in the case of the Interim Financial Statements) applied consistently during the period covered thereby, and said Audited Financial Statements present fairly in all material respects the consolidated financial condition of Nextera at the date of said statements and the consolidated results of its operations for the period covered thereby and the Interim Financial Statements present fairly and completely in all material respects the information to be shown thereon.

(2) Except as set forth on Schedule 5.7, as of the date hereof and as of the Closing, Nextera and its Subsidiaries and Canadian Buyer do not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation, Liabilities as guarantor or otherwise with respect to obligations of others, or Liabilities for any Tax due or then accrued or to become due or contingent or potential Liabilities relating to activities of Nextera or any Subsidiary of Nextera or Canadian Buyer or the conduct of any of the businesses prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except Liabilities (i) stated or adequately reserved against on the Nextera Balance Sheet or the notes thereto, or (ii) incurred or arising in the ordinary course of business of Nextera or any Subsidiary of Nextera after the Nextera Balance Sheet Date, (iii) disclosed in this
         Article 5 or on the Nextera Disclosure Schedule or (iv) future performance obligations under contracts and leases, none of which relates to any default, breach of warranty, tort infringement, or violation of any Regulation or Court Order or arose out of any action.

(3) Nextera has delivered to SC Shareholders the following unaudited pro forma financial statements, copies of which are attached hereto as
         Schedule 5.7: a consolidated balance sheet of Nextera and its subsidiaries as of June 30, 1998 and a consolidated statement of profit and loss of Nextera for the six months ended June 30, 1998 (the "Pro Forma Statements"). The Pro Forma Statements have been prepared giving effect to the consummation of each acquisition made by Nextera subsequent to January 1, 1998 (including pursuant to this Agreement and the acquisition of Sibson Canada). The Pro Forma Statements have been prepared based on information Nextera believes to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Nextera as of June 30, 1998 and results of operations for the six months then ended, assuming that the events specified in the preceding sentence had actually occurred. The Pro Forma Statements are not necessarily indicative of the financial position or results of operations that would have been obtained had the pro forma events actually occurred and should be read in conjunction with the Nextera Financial Statements provided to SC Shareholders.

SECTION 5.8                TAXES.

(1) All Tax Returns required to be filed by Nextera, each L.L.C. Subsidiary and each corporate Subsidiary have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct, and complete in all material respects.

(2) Nextera, each L.L.C. Subsidiary and each corporate Subsidiary has timely paid all Taxes due from them or claimed to be due from them by any federal, state, local, foreign or other taxing authority.

(3) There are no liens for Taxes upon any of the assets of Nextera, any L.L.C. Subsidiary or corporate Subsidiary, except liens for taxes not yet due and payable.

(4) No Tax Returns of Nextera, any L.L.C. Subsidiary and any corporate Subsidiary have been examined by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Nextera, any L.L.C. Subsidiary or any corporate Subsidiary that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Nextera, any L.L.C. Subsidiaries or any corporate Subsidiary (including the time for filing of Tax Returns or paying Taxes) and neither, Nextera, any L.L.C. Subsidiary or any corporate Subsidiary has any pending requests for any such waivers, extensions, or comparable consents.

(5) No audit or other proceeding by any federal, state, provincial, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Nextera any L.L.C. Subsidiary or any corporate Subsidiary, and neither, Nextera, any L.L.C. Subsidiary nor any corporate Subsidiary has received written notice of any pending audits or proceedings.

(6) Nextera, each L.L.C. Subsidiary and each corporate Subsidiary have established adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet due and payable, which reserves are set forth in Schedule 5.8.

(7) Nextera, each L.L.C. Subsidiary and each corporate Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Internal Revenue Code or similar provisions under any applicable state, provincial and foreign laws) and have, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld.

(8) Neither Nextera, any L.L.C. Subsidiary nor any corporate Subsidiary is a party to, is not bound by any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement.

(9) Nextera is, and has been at all times since its formation, properly characterized as a partnership for federal and applicable state and local income Tax purposes.

(10) No power of attorney granted by Nextera, any L.L.C. Subsidiary or any corporate Subsidiary with respect to any Taxes is currently in force.

(11) Other than its own operating agreement, Nextera is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income Tax purposes.

(12) There is no expectation that any taxing authority may claim or assess any material amount of Taxes payable by Nextera, any L.L.C. Subsidiary or any corporate Subsidiary for any period ending on or prior to the Closing Date and there are no facts which would constitute grounds for the assessment of any material amount of Taxes payable by Nextera, any L.L.C. Subsidiary or any corporate Subsidiary for any period ending on or prior to the Closing Date.

SECTION 5.9                ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Except as disclosed in Schedule 5.9, since the date of the Nextera Balance Sheet, there has not been any:

         (a) Actual or threatened material adverse change in the financial condition, working capital, shareholders' equity, assets, Liabilities, reserves, revenues, income earnings, prospects of Nextera and its Subsidiaries on a consolidated basis;

         (b) Change in accounting methods, principles or practices by Nextera or any Subsidiary of Nextera affecting Nextera's assets, Liabilities or business;

         (c) Revaluation by Nextera or any Subsidiary of Nextera of any of their assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

         (d) Damage, destruction or loss (whether or not covered by insurance) which has had or will have a material adverse affect on the assets or the business of Nextera or its Subsidiaries on a consolidated basis;

         (e) Cancellation of any indebtedness or waiver or release of any right or claim of Nextera or any Subsidiary of Nextera relating to its activities or properties which had or will have a material adverse effect on their assets or business;

         (f) Declaration, setting aside, or payment of dividends or distributions by Nextera or any Subsidiary of Nextera in respect of its equity securities or any redemption, purchase or other acquisition of any of the securities of Nextera or any Subsidiary of Nextera;

         (g) Adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations of Nextera and its Subsidiaries on a consolidated basis or the relationships between the employees of Nextera and its Subsidiaries and the management of Nextera and its Subsidiaries;

         (h) Payment, discharge or satisfaction of any Liabilities of Nextera or any Subsidiary of Nextera other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Nextera Balance Sheet or incurred in the ordinary course of business;

         (i) Failure to pay or satisfy when due any Liability of Nextera or any Subsidiary of Nextera, except where the failure would not have a material adverse effect on Nextera and its Subsidiaries on a consolidated basis;

         (j) Disposition or lapsing of any Proprietary Rights or any disposition or disclosure to any person of any of the Proprietary Rights of Nextera or its Subsidiaries or Canadian Buyer not theretofore a matter of public knowledge other than as would not have a material adverse effect; or

         (k) Agreement by Nextera or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (k) other than as expressly provided for herein.

SECTION 5.10                        [INTENTIONALLY DELETED].

SECTION 5.11                        COMPLIANCE WITH LAWS.

         Nextera and each of its Subsidiaries has been and are in substantial compliance with all Regulations relating to the operation of Nextera and each of its Subsidiaries except in each case where such non-compliance would not individually or in the aggregate have a material adverse effect. Within the last five years, neither Nextera or any of its Subsidiaries have received any notice to the effect that, or otherwise been advised that, they are not in compliance with any such Regulations or Court Orders, and Nextera and Canadian Buyer have no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

SECTION 5.12                        PROPRIETARY RIGHTS.

         (a) Proprietary Rights. Schedule 6.13 lists: (i) for each registered Trademark of Nextera or any Subsidiary, the application serial number of registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (ii) for each registered Copyright of Nextera or any Subsidiary, the number and date of filing for each country in which a Copyright has been filed. Other than the items set forth on Schedule 5.12 and other than the unregistered service/trade name "Nextera Enterprises" and variations thereof, there are no Proprietary Rights used by Nextera or any Subsidiary that are material to the conduct of its business. Nextera or any Subsidiary has no patents or registered designs nor has it filed any patent applications or registered design applications.

         (b) Royalties and Licenses. Except as set forth on Schedule 6.13 neither Nextera nor any Subsidiary, has any obligation to compensate any person for the use of any such Proprietary Rights nor has Nextera or any Subsidiary granted to any person any license, option or other rights to use in any manner any of such Proprietary Rights, whether requiring the payment of royalties or not.

         (c) Ownership and Protection of Proprietary Rights. Except as set forth on Schedule 5.12, Nextera and/or its Subsidiaries own or have a valid right to use each of such Proprietary Rights. Except as set forth in Schedule 5.12, no other person (i) has notified Nextera or any Subsidiary that it is claiming any ownership of or right to use such Proprietary Rights, or (ii) to the knowledge of Nextera and its Subsidiaries, is infringing upon any such Proprietary Right in any way. To the knowledge of Nextera and its Subsidiaries, except as set forth on Schedule 5.13, use of such Proprietary Rights by Nextera or any Subsidiary does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Nextera or any Subsidiary that are presently outstanding alleging that use of the Proprietary Rights by Nextera or any Subsidiary infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.


                                    ARTICLE 6
                                    COVENANTS

SECTION 6.1                FURTHER ASSURANCES.

            Upon the terms and subject to the conditions contained herein, Nextera and Canadian Buyer on the one hand, and the SC Shareholders on the other hand, agree, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the SC Shareholders, on the one hand, and Canadian Buyer on the other hand, agree to use their respective commercially reasonable efforts (i) to obtain the consents of each relevant party with respect to license agreements between Sibson & Company, L.P. and Sibson Canada (as listed in Schedule 6.1) and the consent from Toronto-Dominion Bank provided, however, that to the extent Canadian Buyer fails to cooperate (i) by providing on a timely basis any financial or similar information reasonably requested by the party whose consent is sought, including, without limitation, any pro forma financial statements with respect to Buyer reflecting the consummation of the transactions contemplated hereby, or (ii) executing and delivering any assumption agreement or similar instrument requested by any lessor or sublessor and which is reasonably acceptable to Buyer in connection with the obtaining of any consent with respect to a Contract or Facility Lease listed on Schedule 4.12, SC Shareholders shall not be required to obtain said consent hereunder and the obtaining of said consent shall no longer be deemed a condition to Closing under
Article IX hereof; provided, further that no party shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals,
(ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and (iv) to fulfill all conditions to this Agreement.

            For greater certainty, Nextera, the Canadian Buyer, and the SC Shareholders agree to elect jointly under Section 85 of the Income Tax Act (Canada) (the "ITA"), each in the prescribed form when presented in a timely fashion, in connection with purchase and sale hereunder.

            Each of the SC Shareholders and their Ontario holding companies agree to elect jointly under Section 85 of the Income Tax Act (Canada) (the "ITA"), each in the prescribed form, when presented in a timely fashion, in connection with purchase and sale hereunder.

SECTION 6.2                EXCHANGEABLE DOCUMENTATION.

            Nextera, Canadian Buyer and SC Shareholders hereto agree to execute and deliver or cause to be executed and delivered on Closing (i) a support agreement between Nextera and the Canadian Buyer in the form or substantially in the form of Exhibit I (the "SUPPORT AGREEMENT") and (ii) an exchange trust agreement among Nextera, Canadian Buyer and SC Shareholders and a trustee in the form or substantially in the form of Exhibit H (the "EXCHANGE TRUST AGREEMENT")

SECTION 6.3                CONDUCT OF BUSINESS.

            Except as set forth on Schedule 6.3, between the date of this Agreement and the date of the Closing, the SC Shareholders will cause Sibson
Canada:

         (a) Use reasonable efforts to conduct its business only in the ordinary course consistent with past operations and refrain from changing or introducing any method of management or operations except in the ordinary course of business;

         (b) With the exception of the termination of the Facility Lease and an offer to lease of Sibson Canada, not enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

         (c) Not sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Canadian Assets, or any interests therein, except in the ordinary course of business and for the Permitted Liens;

         (d) Not incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business (including borrowings in the ordinary course of business under Sibson Canada's revolving credit facility) and endorsements for collection of deposits in the ordinary course of business, incur any other Liability;

         (e) Refrain from making any change or incurring any obligation to make a change in its charter document other than are required to effect the steps referred to in Section 2.1 hereof;

         (f) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its capital stock;

         (g) Refrain from making any material change in the method of determining compensation (whether salary or bonus) payable or to become payable to any of its employees and use all reasonable efforts in the ordinary course of business to maintain Sibson Canada's workforce at its current level and make no material adjustment in wages or hours of work, nor enter into any employment agreement, or adopt any new Employee Programs or other benefit or severance plan or amend or otherwise modify in any material respect any existing employment agreement, Employee Programs or other benefit or severance plan;

         (h) Refrain from entering into any arrangement or amending any existing arrangement between Sibson Canada and any officer, director, or any of the SC Shareholders (or any entity affiliated with such persons), except for arrangements contemplated by this Agreement or the Disclosure Schedule;

         (i) Refrain from prepaying any loans (if any) from its shareholders, officers or directors, borrowing any funds (other than borrowings in the ordinary course of business under Sibson Canada's revolving credit facility) or making any other change in its borrowing arrangements;

         (j) Use its commercially reasonable efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

         (k) Use its commercially reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all independent contractors and others having business relations with it;

         (l) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the
                  Schedule 4.27 hereto or equivalent insurance with any substitute insurers approved in writing by the Canadian Buyer;

         (m) Maintain the working capital of Sibson Canada in the ordinary course of business at levels consistent with past operations; and

         (n) Permit Canadian Buyer and its authorized representatives during normal business hours to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to the Canadian Buyer or its authorized representatives such financial and other information with respect to its business or properties as Canadian Buyer may from time to time reasonably request.

            Between the date of this Agreement and the Closing, Nextera shall provide SC Shareholders with prior written notice of (a) any material actions, transactions or developments outside the ordinary course of Nextera's and its Subsidiaries' respective businesses; (b) failure of Nextera or any of its Subsidiaries to use all reasonable efforts to conduct their respective business only in the ordinary course consistent with past operations; (c) failure of Nextera or any Subsidiaries to use all reasonable efforts in the ordinary course of business to maintain their respective workforces at current levels and not make any material adjustment in wages or hours of work, nor enter into any amendments to any material employment agreement, or adopt any new pension, benefit or severance plan; (d) other than the issuance of equity interests upon the exercise of options as set forth on Schedule 6.6, any issuance or sale of any additional equity interests by any of Nextera or its Subsidiaries of its respective operating agreement in the case of a limited liability company or constituent documents in the case of a corporation so as to effect the value of such person or the ability of such person.

SECTION 6.4                NO SOLICITATION OF OTHER OFFERS.

            Neither Sibson Canada, SC Holdco, nor any of the SC Shareholders, nor any of their officers, directors, agents, or employees or Representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information concerning the operations, properties or assets of Sibson Canada, or entertain or enter into any agreement or transaction with, any person, other than Canadian Buyer or Nextera, relating to the possible acquisition of the equity of Sibson Canada or any of its assets, except for the sale of assets in the ordinary course of business of Sibson Canada consistent with the terms of this Agreement. If such a proposal is received, Sibson Canada will promptly notify Nextera of the terms of such proposal and the identity of the party making the proposal.

SECTION 6.5                NOTIFICATION OF CERTAIN MATTERS.

                  (a) From the date hereof through the Closing, the SC Shareholders on the one hand, and Nextera and Canadian Buyer on the other hand, shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any respect and (ii) any failure of such party, or any of its respective affiliates or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition except as otherwise provided in Section 6.5(b) hereof. The SC Shareholders shall promptly notify Canadian Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Sibson Canada, the Canadian Assets or the Canadian Business. The Buyer and Nextera shall promptly notify the SC

                           Shareholders of any default, the threat or commencement of any action, or any development that occurs before the Closing that could in any way materially affect the Canadian Buyer or Nextera, individually, or their respective business and operations.

                  (b) Anything in Section 6.5(a) to the contrary notwithstanding, if any event not expressly contemplated by this Agreement occurs at any time between the date hereof and the Closing Date that would result in any representation or warranty made by the SC Shareholders, on the one hand, and Canadian Buyer and Nextera, on the other hand, not being true in any material respect on the Closing Date, such parties shall promptly give written notice of such event to such other parties. Following receipt of such notice, the parties receiving notice shall have no obligation to consummate the transactions contemplated hereby and the SC Shareholders, on the one hand, or Canadian Buyer and Nextera, on the other hand, may terminate this Agreement pursuant to
                           Article XIII hereof; provided, however, that if such parties consummate the transactions contemplated hereby, such parties shall not have any indemnification rights hereunder relating to or arising out of, the subject matter of the event described in any written notice validly given pursuant to this Section 6.5(b) and; provided, further, that the giving of any notice by a party pursuant to this Section 6.5(b) shall not relieve such party of any liability for breach of any covenant hereunder or the failure of any representation or warranty of such party hereunder to be true and correct as of the date hereof.

SECTION 6.6                OPTION POOL.

(1) At the Closing Nextera agrees to grant to Employees of Sibson Canada options under the Amended and Restated Equity Participation Plan effective as of July 28, 1998 (the "Equity Participation Plan") a true and correct copy of which is attached hereto as Exhibit K and in the forms of related agreements attached hereto as Exhibit K-1 for employees who are also Principals and Exhibit K-2 for employees who are not Principals, which grants shall consist options to purchase 23,000 Nextera Class A Units to be distributed as set forth in a letter of even date herewith from SC Shareholders to Nextera which letter makes specific reference to this Section 6.6. Such options shall have an exercise price of $7.50 per share and shall vest at the rate of twenty-five percent (25%) per year over four (4) years. In connection with the U.S. Purchase Agreement, Nextera has agreed to make available to Buyer (as defined under the Buyer Operating Agreement) an additional pool of options to purchase 100,000 Nextera Class A Units for hiring purposes and performance recognition in calendar year 1998 subject to Nextera's review and approval and with such terms and conditions as may be determined by Nextera, of which options to purchase 30,000 Nextera Class A Units have been allocated as set forth in the letter referred to in the preceding sentence.

(2) Nextera has duly adopted the Equity Participation Plan attached as Exhibit K and form of related agreement in the forms attached as Exhibit K-1 and K-2 hereto. The SC Shareholders acknowledge that (a) the terms of the options are governed by such

         Equity Participation Plan attached as Exhibit K and related agreements in the forms attached as Exhibit K-1 and K-2; and (b) the Tax consequences of the options are materially different in a limited liability company as compared to a corporate structure, and the SC Shareholders have been advised by their own Tax advisors of such Tax consequences.

SECTION 6.7                ADDITIONAL UNITS.

            The Employment Agreement of Michael McInerney shall provide for the sale by Nextera of Nextera Class A Units to Michael McInerney.

SECTION 6.8                CONDUCT OF THE BUSINESS FOLLOWING THE CLOSING.

(1) Nextera and Canadian Buyer agree to maintain the consulting service offerings of Sibson Canada in substantially the same form as such service offerings existed immediately prior to the Closing; provided, however, that Canadian Buyer (i) may make available additional service offerings and (ii) may eliminate existing service offerings if the gross revenues and/or net profits derived from such offerings are determined by Nextera and Canadian Buyer to be inadequate to maintain such service offerings.

(2) Canadian Buyer and Nextera hereby confirms that as of the date hereof they intend (i) to use the "SIBSON & COMPANY, L.L.C., A NEXTERA COMPANY" name in its worldwide operations, (ii) to cause Canadian Buyer (or some other entity controlled by Nextera) to conduct the Business for the foreseeable future under the present name of Business. The parties acknowledge that the intention of Canadian Buyer and Nextera with respect to this Section 6.6(b) is not a binding commitment on the part of Canadian Buyer or Nextera.

SECTION 6.9                PRESERVATION OF CONFIDENTIALITY.

            In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, the parties acknowledge that each has had access to confidential information relating to each other, including technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Sibson Canada and the SC Shareholders, on the one hand and Canadian Buyer, on the other, or their respective Representatives which contain or otherwise reflect or are generated from such information ("CONFIDENTIAL INFORMATION"). Prior to the date of the Closing, each of the parties shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to their Representatives and affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby. The parties shall use all reasonable efforts to cause their Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information. Prior to and following the Closing, except as otherwise contemplated in this Agreement, Canadian Buyer on the one hand and the SC Shareholders on the other may not disclose the terms of this Agreement or furnish copies of this

Agreement to any other person without the prior written consent of each of the other parties to this Agreement. Each party shall be responsible for any breach of this Agreement by any of its Representatives.

SECTION 6.10                        ACTIVITIES OF CANADIAN BUYER.

            Nextera and Canadian Buyer agree that for so long as the SC Shareholders are holders of Exchangeable Shares the Canadian Buyer will not engage in any activities other than holding shares or other securities of Sibson Canada and capital or loan transactions with Nextera or its Subsidiaries.

SECTION 6.11                        INVESTMENT CANADA ACT.

         Nextera and the Canadian Buyer, as promptly as practicable after the execution of this agreement will make, or cause to be made, all such filings and submissions applicable to it, as may be required for it to consummate the purchase of Sibson Canada, including the filing of notice pursuant to the Investment Canada Act. Each of the SC Shareholders and Nextera and Canadian Buyer will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested in connection with the foregoing. Nextera and Canadian Buyer agree to provide evidence of the Investment Canada Act notification to the SC Shareholders.

SECTION 6.12                        ANNUAL INCENTIVE PLAN.

            On or prior to the Closing, Buyer shall adopt the Annual Incentive Plan attached hereto as Exhibit N.


                                   ARTICLE 7
                   CONDITIONS TO SC SHAREHOLDERS' OBLIGATIONS

            The obligations of SC Shareholders to consummate the transactions provided for hereby are subject, in the discretion of the SC Shareholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the SC Shareholders.

SECTION 7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF NEXTERA AND CANADIAN BUYER.

            All representations and warranties of Nextera and Canadian Buyer contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Nextera and Canadian Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

SECTION 7.2                NO ACTIONS OR COURT ORDERS.
            No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to (a) materially affect the right or ability of Nextera or Canadian Buyer to purchase and own the Purchased Shares or to permit Sibson Canada to operate, possess or transfer the Canadian Assets after the Closing, (b) materially damage the SC Shareholders if the transactions contemplated hereunder are consummated or (c) materially damage the business or financial condition of Nextera or Canadian Buyer on a consolidated basis if the transactions contemplated hereunder are consummated. There shall have been no determination by the SC Shareholders, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, provincial or other governmental authority of litigation. There shall not be any Regulation or Court Order that makes the purchase and sale of the Purchased Shares contemplated hereby illegal or otherwise prohibited.


SECTION 7.3                COMPLETION OF TRANSACTIONS UNDER THE U.S.
                           PURCHASE AGREEMENT.

            All of the transactions contemplated under the U.S. Purchase Agreement shall have been completed (or waived by the parties thereto) contemporaneously with the Closing contemplated hereunder.

SECTION 7.4                CONSENTS.

            All Permits, consents (consisting only of the consent of The Toronto Dominion Bank), approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the continued operation of the Canadian Business by Sibson Canada shall have been obtained.

SECTION 7.5                MATERIAL CHANGES.

            Since December 31, 1997, there shall not have been any material adverse change with respect to the financial or business condition of Nextera or its Subsidiaries except as disclosed on the schedules hereto provided by Nextera to SC Shareholders.

SECTION 7.6                APPROVAL OF SC SHAREHOLDER'S COUNSEL.

            All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Donahue & Partners, counsel to the SC Shareholders and such counsel shall have received on behalf of the SC Shareholders such other certificates, opinions and documents in form satisfactory to such counsel as the SC Shareholders may reasonably require from Canadian Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Canadian Buyer and the fulfillment of its covenants.

SECTION 7.7                OPINIONS OF COUNSEL.

            Nextera and Canadian Buyer shall have delivered to the SC Shareholders an opinion of Stikeman, Elliott and Stewart McKelvey Stirling Scales, counsel to Canadian Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit C;

            Nextera shall have delivered to the SC Shareholders an opinion of Latham & Watkins, and Maron & Sandler each counsel to Nextera, dated as of Closing Date, in the form attached hereto as Exhibit C1.

SECTION 7.8                ESCROW AGREEMENT.

            Canadian Buyer and Nextera and the Escrow Agent shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit B.

SECTION 7.9                EMPLOYMENT AGREEMENTS.

            Canadian Buyer shall have executed and delivered to each of Paul Britton and Michael McInerney (the "Principals") an Employment Agreement as hereinafter defined in substantially the forms attached as Exhibit E-1 and E-2.

SECTION 7.10                        CORPORATE DOCUMENTS.

            The SC Shareholders shall have received from Canadian Buyer and Nextera resolutions adopted by the boards of directors of Canadian Buyer and Nextera, approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by an officer of Canadian Buyer and Nextera, as applicable, respectively.

SECTION 7.11                        OPERATING AGREEMENT OF NEXTERA.

            A majority of the membership interests of Nextera shall have adopted that certain First Amendment to the Nextera Operating Agreement which, among other things, admits Michael McInerney as a member of Nextera. The SC Shareholders shall have received from Nextera (a) a copy of the Nextera Operating Agreement including the First Amendment thereto attached hereto as Exhibit G and (b) resolutions adopted by the Board of Directors of Nextera, approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by an officer of Nextera.

SECTION 7.12                        OPERATING AGREEMENT OF SC AMALCO.

            Nextera, as the indirect parent of Canadian Buyer and SC Amalco, shall have adopted the form of Buyer Operating Agreement attached hereto as Exhibit F. The SC Shareholders shall have received from Canadian Buyer (a) a copy of the Buyer Operating Agreement and (b) resolutions adopted by the Board of Directors of Canadian Buyer, approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by an officer of Canadian Buyer.

SECTION 7.13                        EXCHANGEABLE DOCUMENTATION.

            The parties thereto shall have executed and delivered the Support Agreement and the Exchange Trust Agreement.

SECTION 7.14                        EQUITY PARTICIPATION PLAN.

            The parties thereto shall have executed and delivered the Equity Participation Plan.

SECTION 7.15                        ANNUAL INCENTIVE PLAN.

            Buyer shall have adopted the Annual Incentive Plan attached hereto as Exhibit N.

SECTION 7.16                        SHARE EXCHANGE AGREEMENT.

            The parties thereto shall have adopted the Share Exchange Agreement attached hereto as Exhibit L.

SECTION 7.17                        SHAREHOLDERS LOANS.

            Nextera and Canadian Buyer shall have delivered promissory notes evidencing the Shareholder Loans.


                                   ARTICLE 8

CONDITIONS TO CANADIAN BUYER'S AND NEXTERA'S OBLIGATIONS

            The obligations of Nextera and Canadian Buyer to consummate the transactions provided for hereby are subject, in the discretion of Nextera and Canadian Buyer to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Nextera and Canadian Buyer.

SECTION 8.1                REPRESENTATIONS, WARRANTIES AND COVENANTS.

            All representations and warranties of the SC Shareholders or SC Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and each SC Shareholder shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

SECTION 8.2                CONSENTS; REGULATORY COMPLIANCE AND APPROVAL.

            All Permits, consents, approvals and waivers from governmental authorities necessary to the consummation of the transactions contemplated hereby and for the operation of the Canadian Business by Canadian Buyer shall have been obtained. The parties agree that the only consent to be obtained prior to Closing is that of The Toronto-Dominion Bank. Canadian Buyer shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to this Agreement and the transactions contemplated hereby.

SECTION 8.3                NO ACTIONS OR COURT ORDERS.

            No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected (a) to materially damage Canadian Buyer, (b) to materially damage the Canadian Assets or the Canadian Business if the transactions contemplated hereunder are consummated, including without limitation any material adverse effect on the right or ability of Canadian Buyer to own, operate, possess or transfer the Canadian Assets after the Closing or (c) to materially damage the business or financial condition of Canadian Buyer on a consolidated basis if the transactions contemplated hereunder are consummated. There shall have been no determination by Canadian Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, provincial or other governmental authority of litigation. There shall not be any Regulation or Court Order that makes the purchase and sale of the Purchased Shares contemplated hereby illegal or otherwise prohibited.

SECTION 8.4                APPROVAL OF CANADIAN BUYER'S COUNSEL.

            All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Stikeman, Elliott and Stewart McKelvey Stirling Scales, as counsel for Nextera and Canadian Buyer, and such counsel shall have received on behalf of Nextera and Canadian Buyer such other certificates, opinions, and documents in form satisfactory to such counsel as Nextera and Canadian Buyer may reasonably require from the SC Shareholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the SC Shareholders and the fulfillment of their respective covenants.

SECTION 8.5                APPROVAL OF NEXTERA'S COUNSEL.

            All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Latham & Watkins, as counsel for Nextera, and such counsel shall have received on behalf of Nextera such other certificates, opinions, and documents in form satisfactory to such counsel as Nextera reasonably require from SC Shareholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness of the Closing of the representations and warranties of the SC Shareholders and the fulfilment of their respective covenants.

SECTION 8.6                OPINIONS.

            SC Shareholders shall have delivered to the Canadian Buyer and Nextera an opinion of Donahue & Partners, counsel to SC Shareholders, dated as of the Closing Date, in the form attached hereto as Exhibit D.

SECTION 8.7                MATERIAL CHANGES.

            Since the Base Balance Sheet Date, there shall not have been any material adverse change with respect to Sibson Canada, the Canadian Business or the Canadian Assets except as disclosed on the Disclosure Schedule.

SECTION 8.8                CORPORATE DOCUMENTS.

            Canadian Buyer shall have received from the SC Shareholders resolutions adopted by the board of directors of Sibson Canada and SC Holdco approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by an officer of Sibson Canada.

SECTION 8.9         PERMITS.

         Sibson Canada shall continue to own or shall have obtained or been granted the right to use all Permits necessary to its continued operation of the Canadian Business.

SECTION 8.10        ESCROW AGREEMENT.

         The SC Shareholders and the Escrow Agent shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit B.

SECTION 8.11        EMPLOYMENT AGREEMENTS.

         Each of the individuals listed on Schedule 8.11 shall have executed and delivered to Canadian Buyer and/or Sibson Canada an employment agreement in substantially the form attached hereto as Exhibit E (individually, an "Employment Agreement" and collectively, the "Employment Agreements").

SECTION 8.12        THIRD-PARTY FINANCING.

         Canadian Buyer shall have received third party financing in an amount sufficient to fund the Purchase Price for the Purchased Shares.

SECTION 8.13        PRE-CLOSING STEPS.

         All the Pre-Closing Steps referred to in Section 2.1 hereof shall have been completed to the satisfaction of Canadian Buyer and true copies of all documents evidencing such steps, including the Certificate of Amalgamation and the Amalgamation Agreement, shall have been delivered to Canadian Buyer.

SECTION 8.14        EXCHANGEABLE DOCUMENTATION.

         The parties thereto shall have executed and delivered the Support Agreement and the Exchange Trust Agreement in the form, or substantially in the form, attached hereto as Exhibit I and H, respectively.

SECTION 8.15        SHARE EXCHANGE AGREEMENT.

         The Shareholders shall have executed the Share Exchange Agreement in substantially the form attached hereto as Exhibit M.

                                    ARTICLE 9

                                 INDEMNIFICATION

SECTION 9.1         INDEMNIFICATION BY THE SELLING PARTIES.

         The SC Shareholders jointly and severally agree subsequent to the Closing to indemnify and hold Nextera, Canadian Buyer and its Subsidiaries, affiliates, successors and assigns and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (other than the SC Shareholders, except to the extent of Liabilities incurred in their capacities as an officer, director or employee of Canadian Buyer after the Closing) (individually a "BUYER INDEMNIFIED PARTY" and collectively the "BUYER INDEMNIFIED PARTIES") harmless from and against any Damages which may be sustained or suffered by any of them attributable to, arising out of or based upon any of the following matters:

         (a) Any failure to convey title to the Purchased Shares free and clear of any Encumbrances other than Permitted Liens (collectively, "Ownership Claims");

         (b) Any liability of Sibson Canada for Taxes arising from its respective activities, assets and all events and transactions on or prior to the Closing, including with respect to risks and other matters disclosed in Schedule 4.25, (to the extent there is no reserve contained in the Financial Statements) and any breach of the representations and warranties set forth in
                  Section 4.25 hereof and any covenant with respect to Taxes or tax related matters set forth herein or in any related agreement (collectively, "Tax Claims");

         (c)      [Intentionally deleted.];

         (d) Other than Ownership Claims, Tax Claims, any other material breach of any representation, warranty or covenant of SC Shareholders under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto by SC Shareholders (collectively, "General Claims"); and

         (e) In addition, each SC Shareholder severally, but not jointly, agrees subsequent to the Closing to indemnify and hold all Buyer Indemnified Parties harmless from and against any Damages attributable to, arising out of or based upon fraud, or intentional misrepresentation by such SC Shareholder in connection with the transactions completed by this Agreement (collectively "Individual Fraud Claims") or any breach (whether or not deliberate or wilful) of any representation or warranty or covenant contained in Article 4 made by a particular SC Shareholder (collectively, "Individual General Claims" and together with Individual Fraud Claims, "Individual Claims"). For greater certainty, the SC Shareholders shall be jointly and severally liable for all representations and warranties herein; however, any representation or warranty made by an individual SC Shareholder as to matters solely relating to such SC Shareholder shall be Individual Claims of that SC Shareholder, and all representations and warranties made regarding SC Holdco shall be Individual Claims of Michael McInerney for which he will be severally liable.

SECTION 9.2         LIMITATIONS ON INDEMNIFICATION BY THE SC SHAREHOLDERS.

         Anything contained in this Agreement to the contrary notwithstanding, the liability of the SC Shareholders to provide any indemnification to any Buyer Indemnified Party and right of Buyer Indemnified Parties to indemnification under Section 9.1 (or otherwise) shall be subject to the following provisions:

         (a) Subject to Section 9.2(b) and 9.2(g) no claims for indemnification shall be made under this Agreement against any SC Shareholder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to General Claims and Individual General Claims asserted after the date which is eighteen (18) months following the Closing;

         (b) No claims for indemnification shall be made under this Agreement against any SC Shareholder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to any Tax Claim asserted after expiration of all applicable statutes of limitation or periods of reassessment with respect to the Tax that is the subject of the indemnification claim and the expiration of all applicable statutes of limitation or periods of reassessment taking into account any actual or effective extensions thereof with respect to the assessment or collection of the Tax;

         (c) The aggregate amount to be payable by the SC Shareholders to all Buyer Indemnified Parties for claims for indemnification with respect to General Claims and individual General Claims (including any amounts subject to the Escrow Agreement and any Nextera Class A Units or other shares or securities delivered pursuant to the Share Exchange Agreement delivered to Nextera in satisfaction of an indemnification claim) shall in no event exceed $2,047,299;

         (d) With respect to General Claims, the amount payable by an SC Shareholder to all Buyer Indemnified Parties for claims for indemnification hereunder shall in no event exceed such SC Shareholder's pro rata share of the total amount to be paid to all Buyer Indemnified Parties for claims for indemnification hereunder. The pro rata shares of the SC Shareholders for purposes of this paragraph shall be the same percentages as the SC Shareholders' respective ownership interests listed on
                  Schedule 4.2;

         (e) With respect to Individual Claims the SC Shareholder who makes the representation, warranty or covenant, from which the claim arose shall be severally liable for indemnification in respect of such a claim, and the other SC Shareholders shall not be jointly liable therefor to an amount as described in 9.2(d);

         (f) The SC Shareholders shall have no obligation for indemnification with respect to General Claims hereunder until aggregate claims for indemnification with respect to General Claims hereunder exceed $14,000, in which case the SC Shareholders shall be obligated for indemnification of all General Claims including the initial $14,000 of such claims;

         (g) Claims for indemnification with respect to claims based on fraud or intentional misrepresentation, Ownership Claims, Tax Claims (except with respect to subsection (b) above) and Individual Fraud Claims made under this Agreement by any Buyer Indemnified Party shall not be subject to any of the limitations set forth in this Section 9.2.

SECTION 9.3         INDEMNIFICATION BY NEXTERA AND CANADIAN BUYER.

         Nextera and Canadian Buyer agree to indemnify and hold the SC Shareholders and their affiliates and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (individually a "SC SHAREHOLDERS INDEMNIFIED PARTY" and collectively the "SC SHAREHOLDERS INDEMNIFIED PARTIES") harmless from and against any Damages which may be sustained or suffered by any of them attributable to arising out of or based upon any of the following matters:

         (a) Fraud, intentional misrepresentation or the cause or knowledge of a deliberate or wilful breach of any representations, warranties or covenants of Nextera and/or Canadian Buyer with respect to this Agreement in connection with the transactions contemplated by this Agreement; and

         (b) Any breach of any representation, warranty or covenant made by the Nextera and/or Canadian Buyer in this Agreement or in any certificate or schedule delivered by Nextera and/or the Canadian Buyer hereunder.

SECTION 9.4         LIMITATION ON INDEMNIFICATION BY NEXTERA AND CANADIAN BUYER.

         Notwithstanding the foregoing, (a) no indemnification shall be payable to the SC Shareholders Indemnified Parties with respect to claims asserted pursuant to Section 9.3(b) above after the date which is eighteen (18) months after the Closing, (b) and the aggregate amount to be payable to all SC Shareholders Indemnified Parties pursuant to Section 12.3 shall not exceed $2,047,299 and (c) Nextera and Canadian Buyer shall have no obligation for indemnification hereunder until aggregate claims for indemnification hereunder exceed $14,000, in which case Nextera and Canadian Buyer shall be obligated for indemnification of all claims, including the initial $14,000 of such claims. Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or wilful breach of any representations, warranties or covenants of Canadian Buyer under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto or a breach of Sections 6.6 through 6.8 shall not be subject to any of the limitations set forth in this Section 9.4.

SECTION 9.5         NOTICE; DEFENSE OF CLAIMS.

         An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party promptly on discovery and in any event within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense and to compromise or settle it with consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnified party shall at all times have the right to fully participate at its own expense in the defense of a third party claim or liability, directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, with consent of the indemnifying party, which consent shall not be unreasonably withheld. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

SECTION 9.6         SATISFACTION OF SC SHAREHOLDERS INDEMNIFICATION OBLIGATIONS.

         Nextera shall bring and control all indemnification claims hereunder and under the Share Exchange Agreement on behalf of the Buyer Indemnified Parties, including without limitation Canadian Buyer. In order to satisfy the indemnification obligations of the SC Shareholders hereunder and under the Exchange Agreement, Nextera shall proceed first directly against the Escrow Amount as further set forth in the Escrow Agreement and then may proceed directly against the SC Shareholders subject to the limitations set forth herein. A Buyer Indemnified Party may proceed against the SC Shareholder of its choosing subject to the limitations set forth in the Agreement.

SECTION 9.7         USE OF NEXTERA CLASS A UNITS.

         To the extent indemnification claims exceed the Escrow Deposit (as defined in the Escrow Agreement), the SC Shareholders may, at their option, elect to satisfy any indemnification claims under this Agreement by delivering to the indemnified party Exchangeable Shares issued pursuant to Section 2.3 or any securities into which such Exchangeable Shares may be converted into, or exchanged for, including, without limitation Nextera Class A Units. To the extent that Exchangeable Shares (or such other securities) are used to satisfy indemnification obligations under this Agreement, such shares shall be valued in accordance with the terms of the Escrow Agreement. No statement of value in this Agreement shall affect such valuation under the Escrow Agreement.

SECTION 9.8         EXCLUSIVE REMEDY.

         Other than Fraud Claims, the foregoing indemnification provisions in this Article 8 shall be the exclusive remedy for any breach of the representations and warranties of the SC Shareholders in Articles 4 and of Nextera and Canadian Buyer in Article 5 above.

SECTION 9.9         INDEMNITY.

         For a period of one year from the Closing Date, Nextera and Canadian Buyer shall jointly and severally indemnify the SC Shareholders, in the event Sibson Canada Co. is wound up with in the meaning of the NS Act for their liability to contribute to the assets of Sibson Canada as required by S.134 of the NS Act to an amount sufficient for payment of Sibson Canada's debts and liabilities and the costs, charges, and expenses of the winding up and for the adjustments of the right of contributories among the SC Shareholders. For greater certainty, Nextera and Canadian Buyer do not indemnify the SC Shareholders for any breach of the representations and warranties.

                                   ARTICLE 10

                  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

SECTION 10.1        TERMINATION.

         At any time prior to the Closing, this Agreement may be terminated as follows:

         (a) By mutual written consent of all of the parties to this Agreement;

         (b) By Canadian Buyer, pursuant to written notice to the SC Shareholders, if any of the conditions set forth in Article 7 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the SC Shareholders, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

         (c) By the SC Shareholders, pursuant to written notice to Canadian Buyer, if any of the conditions set forth in Article 6 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Canadian Buyer and Nextera, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

         (d) By Canadian Buyer if the Closing shall not have occurred on or before September 30, 1998.

SECTION 10.2        EFFECT OF TERMINATION.

         All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1, provided, however, that the provisions of
Article 9 and Article 10, Section 4.35,

Section 6.6 and Section 6.9, Section 11.1, and 11.9 hereof shall survive any termination of this Agreement. No termination shall relieve any party of any liability for breach of this Agreement prior to termination except as otherwise provided for herein.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.1        FEES AND EXPENSES.

         Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         The fees and expenses incurred by Sibson Canada for the transactions contemplated herein shall be paid by Sibson Canada on Closing. Notwithstanding the foregoing, in the event that the transaction does not close solely as a result of Canadian Buyer's and/or Nextera's failure to obtain third-party financing for the Purchase Price, Nextera shall reimburse Sibson Canada for its actual out-of-pocket expenses it incurred in connection herewith, up to a maximum of CDN. $25,000 upon the submission of reasonably detailed invoices for such expenses.

SECTION 11.2        GOVERNING LAW.

         This Agreement shall be construed under and governed by the internal laws of Province of Ontario without regard to its conflict of laws provisions.

SECTION 11.3        NOTICES.

         Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in their post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO NEXTERA:                              Nextera Enterprises, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173

                                         Attention: Gresham T. Breback, Jr.
                                         Fax: (617) 778-4508

With a copy to:                          Latham & Watkins
                                         701 B Street, Suite 2100
                                         San Diego, CA  92101

                                         Attention: David A. Hahn, Esq.
                                         Fax: (619) 696-7419

With an additional copy to:              Maron & Sandler
                                         844 Moraga Drive
                                         Los Angeles, CA 90049

                                         Attention:  Stanley E. Maron, Esq.
                                         Fax: (310) 440-3690

TO CANADIAN BUYER:                       c/o SC/NE, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173

                                         Attention:  Gresham T. Brebach, Jr.
                                         Fax:  (781) 778-4500

With a copy to:                          Latham & Watkins
                                         701 "B" Street, Suite 2100
                                         San Diego, CA  92101

                                         Attention:  David A. Hahn, Esq.
                                         Fax:  (619) 696-7419

With an additional copy to:              Stikeman, Elliott
                                         Suite 5300
                                         Commerce Court West
                                         Toronto, Ontario, M9L 1B9

                                         Attention: Richard E. Clark, Esq.
                                         Fax:  (416) 947-0866

TO THE SC SHAREHOLDERS AND               Michael McInerney
1053861 ONTARIO LIMITED:

                                         29 Baby Point Crescent
                                         Toronto, Ontario
                                         M6S 2B7

With a copy to:                          Donahue & Partners
                                         Ernst & Young Tower
                                         Toronto-Dominion Centre
                                         222 Bay Street
                                         Suite 2900, Box 197
                                         Toronto, Ontario
                                         M5K 1H6

                                         Attention: David Poynton, Esq.
                                         Fax: (416) 943-2735

         Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

SECTION 11.4        ENTIRE AGREEMENT.

         This Agreement, including the Escrow Agreement, Employment Agreements, Support Agreement, Exchange Trust Agreement, the Nextera Operating Agreement the Buyer Operating Agreement, the Share Exchange Agreement, Letter Agreement and all other documents delivered herewith, the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules and exhibits; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or exhibits.

SECTION 11.5        ASSIGNABILITY; BINDING EFFECT.

         This Agreement shall only be assignable by Canadian Buyer to an entity controlling, controlled by or under common control with Canadian Buyer upon written notice to the SC Shareholders; provided, however, that Canadian Buyer shall remain liable for all obligations hereunder to the extent such obligations are not satisfied by the transferee. This Agreement may not be assigned by the SC Shareholders without the prior written consent of the Canadian Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective legal personal representation successors and permitted assigns. Assignment of this Agreement by any party shall not relieve such party from its obligations hereunder.

SECTION 11.6        CAPTIONS AND GENDER.

         The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

SECTION 11.7        EXECUTION IN COUNTERPARTS.

         For the convenience of the parties and to facilitate execution, this Agreement, and any documents in connection herewith, may be executed by facsimile, with originals to follow, in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

SECTION 11.8        AMENDMENTS.

         This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance, provided that Michael McInerney may consent to any such amendment or modification or waiver on behalf of the SC Shareholders provided further that the Shareholder Representative may not enter into any such amendment or modification or waive any condition or covenant that materially and adversely affects any SC Shareholder differently than all other SC Shareholders affected thereby without the consent of such SC Shareholder.

SECTION 11.9        PUBLICITY AND DISCLOSURES.

         No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by Nextera, a party to this Agreement without the prior knowledge and written consent of Canadian Buyer and the SC Shareholders.

SECTION 11.10       SPECIFIC PERFORMANCE.

         The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the SC Shareholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by any SC Shareholder, and Canadian Buyer do not elect to terminate under Article 10, Nextera and Canadian Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Nextera or Canadian Buyer.

         The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Canadian Buyer or Nextera and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by Canadian Buyer or Nextera, and the SC Shareholders do not elect to terminate under Article 10, the SC Shareholders shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Nextera or Canadian Buyer.

SECTION 11.11       U.S. CURRENCY.

         Any reference herein to dollar amounts shall refer to lawful currency of the United States of America.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                      NEXTERA ENTERPRISES, L.L.C.

                                      By: /s/ Michael P. Muldowney
                                          ----------------------------------
                                               Name: Michael P. Muldowney
                                               Title: Chief Financial Officer


                                      CANADIAN BUYER:

                                      SIBSON ACQUISITION CO

                                      By: /s/ Richard E. Clark
                                          ----------------------------------
                                               Name: Richard E. Clark
                                               Title: Secretary

                                      1053861 ONTARIO LIMITED

                                      By: /s/ Michael McInerney
                                          ----------------------------------
                                               Name: Michael McInerney
                                               Title: President


                                      SC SHAREHOLDERS:

                                          /s/  PAUL BRITTON
                                          ----------------------------------
                                          PAUL BRITTON

                                          /s/  DAVID RAINVILLE
                                          ----------------------------------
                                          DAVID RAINVILLE

                                          /s/  MICHAEL HOGAN
                                          ----------------------------------
                                          MICHAEL HOGAN

                                          /s/  MICHAEL MCINERNEY
                                          ----------------------------------
                                          MICHAEL MCINERNEY